SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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General Dynamics Corporation

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Notice of

Annual Meeting

and

Proxy Statement

2003

www.generaldynamics.com

April 1, 2003

Dear Shareholder:

You are cordially invited to our 2003 Annual Meeting of Shareholders to be held at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia, on Wednesday, May 7, 2003, beginning at 9:00 a.m. local time. The principal items of business at the meeting will be the election of directors and the approval of the Company’s Directors’ Stock Plan and U.K. Plan. In addition, shareholders may bring matters before the meeting, as described in the accompanying Proxy Statement. Enclosed with the Proxy Statement are your proxy card and General Dynamics’ 2002 Annual Report.

Your vote is important. Please carefully consider the matters to be presented. We encourage you to complete and sign the accompanying proxy card and return it to us promptly in the envelope provided, or to use the telephone or internet voting systems, to ensure that your shares are represented at the meeting. Kindly indicate if you plan to attend the meeting so that we can send you an admission card.

Two of the Company’s current directors, Messrs. James R. Mellor and Carlisle A. H. Trost, will not stand for re-election in light of the Company’s general policy not to nominate individuals who have reached the age of 72 for election to its Board of Directors. Both gentlemen have made remarkable contributions to our Company, and, on behalf of the entire Board, I offer my sincere thanks for their many years of service.

Sincerely yours,

Nicholas D. Chabraja

Chairman of the Board of Directors and

Chief Executive Officer

3190 Fairview Park Drive

Falls Church, VA 22042-4523

Tel 703 876 3000

Fax 703 876 3125

Notice of Annual Meeting of Shareholders to be held May 7, 2003

The Annual Meeting of Shareholders of General Dynamics Corporation, a Delaware corporation (the “Company”), will be held at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia, on May 7, 2003, beginning at 9:00 a.m. local time, for the following purposes:

1.	To elect nine directors to hold office for one year;

2.	To consider and vote on a proposal to approve the Company’s Directors’ Stock Plan;

3.	To consider and vote on a proposal to approve the Company’s U.K. Plan;

4.	To consider and act upon the two shareholder proposals discussed in the accompanying Proxy Statement, if they are properly presented at the meeting; and

5.	To transact all other business that may properly come before the meeting or any adjournment thereof.

We are enclosing a copy of the Company’s 2002 Annual Report with this Notice and Proxy Statement.

The Board of Directors has fixed the close of business on March 14, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. It is important that your shares be represented and voted at the meeting. Please complete, sign and return your proxy card at your earliest convenience or use our telephone or internet voting systems.

By Order of the Board of Directors,

David A. Savner, Secretary

Falls Church, Virginia

April 1, 2003

Proxy Statement

April 1, 2003

The Board of Directors of GENERAL DYNAMICS CORPORATION, a Delaware corporation (the “Company”), is soliciting your proxy (the “Proxy”) for use at the Annual Meeting of Shareholders to begin at 9:00 a.m. on May 7, 2003, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement, the accompanying Notice of Annual Meeting of Shareholders, and the Proxy card are being forwarded to holders of the Company’s common stock, par value $1.00 per share (the “Common Stock”), on or about April 1, 2003.

Proposals Submitted for Vote

Proposal 1:  Election of Directors

Nominees.    At the Annual Meeting, you will elect nine individuals to the Board of Directors. Each director will hold office until the next annual meeting and until his respective successor is elected and qualified or until his earlier resignation or removal. Nominees for re-election this year are Nicholas D. Chabraja, James S. Crown, Lester Crown, Charles H. Goodman, George A. Joulwan, Paul G. Kaminski and Carl E. Mundy, Jr. The two new nominees for election to the Board of Directors are William P. Fricks and Jay L. Johnson. For biographical information about the individuals standing for election see “Election of the Board of Directors of the Company — Biographical Information.”

Failure to Serve.    In the event that any nominee for director withdraws or for any reason is not able to serve as a director, the Company will vote your Proxy for the remainder of those individuals nominated for director (except as otherwise indicated in your Proxy) and for any replacement nominee designated by the Nominating and Corporate Governance Committee of the Board of Directors.

Vote Required.    You may vote for or withhold your vote from the director nominees. Assuming a quorum is present, the director nominees receiving a plurality of the votes cast at the Annual Meeting (in person or by proxy) and entitled to vote will be elected as directors.

Your Board of Directors unanimously recommends that you vote FOR all of the nominees listed above.

Proposal 2:  Approval of the Directors’ Stock Plan

Approval of the Directors’ Stock Plan.    The Board of Directors has recommended the approval of the General Dynamics Corporation Non-Employee Directors 1999 Stock Plan (the “Directors’ Stock Plan”), and the Company is asking the shareholders to approve the plan. The Directors’ Stock Plan allows the Company to grant cash, Common Stock, stock options or restricted stock to non-employee directors of the Company and is designed to attract and retain individuals to serve as directors and to align the interests of the directors with those of the shareholders.

Vote Required.    You may vote for, vote against, or abstain from voting on this matter. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the Directors’ Stock Plan.

Your Board of Directors unanimously recommends that you vote FOR the approval of the Directors’ Stock Plan.

Proposal 3:  Approval of the U.K. Plan

Approval of the U.K. Plan.    The Board of Directors has recommended the approval of the General Dynamics United Kingdom Share Save Plan (the “U.K. Plan”), and the Company is asking the shareholders to approve the plan. The U.K. Plan allows the Company to provide equity ownership for employees at the Company’s subsidiary in the United Kingdom.

Vote Required.    You may vote for, vote against, or abstain from voting on this matter. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the U.K. Plan.

Your Board of Directors unanimously recommends that you vote FOR the approval of the U.K. Plan.

Proposal 4:  Shareholder Proposal on Poison Pills

Proposal and Proponent.    The Company has been advised by John Chevedden, owner of 100 shares of Common Stock, that he intends to present to the Annual Meeting a proposal requesting that the Board of Directors not adopt or extend any “poison pill” (a type of security designed to provide shareholders with special rights in the case of a triggering event such as a hostile takeover bid), unless such adoption or extension has been submitted to a shareholder vote. See “Shareholder Proposal — Poison Pills” for the full text of the proposal and the Company’s response.

Vote Required.    You may vote for, vote against, or abstain from voting on this matter. Assuming a quorum is present, the proponent will need the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting (in person or by proxy) and entitled to vote in order to approve the shareholder proposal.

Your Board of Directors unanimously recommends that you vote AGAINST the shareholder proposal.

Proposal 5:  Shareholder Proposal on Offsets

Proposal and Proponents.    The Company has been advised by representatives of the Loretto Literary & Benevolent Institution, owner of 200 shares of Common Stock, representatives of the Sisters of Mercy of the Americas, owner of 100 shares of Common Stock, and representatives of the Marquis George MacDonald Foundation, owner of 150 shares of Common Stock, that they intend to present to the Annual Meeting a proposal requesting that the Company disclose certain contractual arrangements made in connection with foreign military sales. See “Shareholder Proposal — Offsets” for the full text of the proposal and the Company’s response.

Vote Required.    You may vote for, vote against, or abstain from voting on this matter. Assuming a quorum is present, the proponents will need the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting (in person or by proxy) and entitled to vote in order to approve the shareholder proposal.

Your Board of Directors unanimously recommends that you vote AGAINST the shareholder proposal.

Questions and Answers Regarding Voting

Who may vote at the Annual Meeting?    Your Board of Directors has selected the close of business on March 14, 2003, as the record date (the “Record Date”) for determining the shareholders who are entitled to vote at the Annual Meeting. This means that all shareholders of record at the close of business on March 14, 2003, may vote their shares of Common Stock at the Annual Meeting. On the Record Date, the Company had issued and outstanding 196,967,084 shares of Common Stock.

How many votes do I have?    If you are a shareholder of Common Stock on the Record Date, you will have one vote for each share of Common Stock that you hold on each matter that is presented for action at the Annual Meeting. If you have Common Stock that is registered in the name of a broker, bank or other nominee, your nominee will forward your proxy materials and will vote your shares as you indicate. You may receive more than one Proxy card if your shares are registered in different names or are held in more than one account.

What constitutes a quorum?    The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of Common Stock as of the Record Date is considered a quorum for the transaction of business. If you submit a properly completed Proxy or if you appear at the Annual Meeting to vote in person, your shares of Common Stock will be considered present. Directions to withhold authority to vote for any director, abstentions and broker non-votes will be counted as present to determine whether a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned.

On what will I be voting?    You will be asked to vote on the five matters identified under the heading “Proposals Submitted for Vote.” By execution of the Proxy card, or submission of your Proxy via the telephone or internet, you will also grant to Nicholas D. Chabraja, Michael J. Mancuso and David A. Savner discretionary authority to vote your shares on any other proposals or matters that may properly come before the Annual Meeting.

How do I vote?    Sign and date each Proxy card you receive and return it in the prepaid envelope or follow the enclosed instructions for telephonic or internet voting. The telephone and internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures allow shareholders to submit their Proxies to vote their shares and to confirm that their instructions have been properly recorded.

Can I revoke my Proxy?    You have the right to revoke your Proxy at any time before it is voted at the Annual Meeting. In order to revoke the Proxy, you may give written notice of such revocation to the Secretary of the Company, deliver a subsequent duly executed Proxy to the Company in the same manner in which you voted in the first instance, or vote in person at the Annual Meeting. Notice of revocation or a subsequent proxy must be received by the Secretary of the Company before the vote at the Annual Meeting.

How will my shares be voted?    All properly completed and unrevoked Proxies that are received prior to the close of voting at the Annual Meeting will be voted in accordance with the specifications made. If a properly executed, unrevoked written Proxy card does not specifically direct the voting of shares covered by such Proxy, the Proxy will be voted:

(i)	FOR the election of all nominees for election as directors described in this Proxy Statement;
(ii)	FOR the approval of the Directors’ Stock Plan;
(iii)	FOR the approval of the U.K. Plan;
(iv)	AGAINST the two shareholder proposals described in this Proxy Statement; and
(v)	in accordance with the judgment of the persons named in the Proxy as to such other matters as may properly come before the Annual Meeting.

If you hold shares through a broker, bank or other nominee and do not give specific voting instructions to the nominee on how you wish to vote on proposals 1, 2 and 3 described in this Proxy Statement, then the broker may vote your shares at the broker’s discretion. However, if the broker does not elect to vote under the circumstances described in the previous sentence with respect to proposals 1, 2 or 3, or if you do not give specific voting instructions to the broker on how you wish to vote on proposals 4 or 5 described in this Proxy Statement, then a “broker non-vote” will result.

What is a broker non-vote?    Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders in accordance with the nominee’s instructions. If that happens, nominees may vote those shares only on matters considered “routine” by the New York Stock Exchange, such as the election of directors addressed by proposal 1, the approval of the Directors’ Stock Plan addressed by proposal 2 and the approval of the U.K. Plan addressed by proposal 3 described in this Proxy Statement. On non-routine matters, such as the shareholder proposals described in proposals 4 and 5 in this Proxy Statement, nominees do not have discretion to vote the shares. If a nominee fails to exercise its discretion, or does not have discretion, to vote the shares with respect to a particular proposal, a “broker non-vote” will occur with respect to such proposal.

How will withholding authority, abstentions and “broker non-votes” affect voting results?    With respect to proposal 1, the director nominees receiving a plurality of the votes properly cast at the Annual Meeting (in person or by proxy) will be elected as directors. As a result, if you withhold your authority to vote, or there is a broker non-vote, for any nominee, your vote and any broker non-vote will not count for or against the nominee. The approval of proposals 2, 3, 4 and 5 requires an affirmative vote of the majority of shareholders present (whether by proxy or in person), and thus, in the case of each such proposal, an abstention or a broker non-vote will have the effect of a vote against the proposal being considered.

What if I am a beneficial holder rather than a holder of record?    If you hold your shares through a broker, bank or other nominee you should receive separate instructions from the nominee describing how to vote your shares.

How will the votes be counted?    The votes are counted as indicated in the Proxies, or ballots in the case of shareholders who vote at the Annual Meeting. Representatives of IVS Associates Inc. will tabulate the vote at the Annual Meeting.

Who is soliciting my Proxy?    The Board of Directors of the Company is soliciting your Proxy. Directors, officers and other employees of the Company may participate in soliciting Proxies from all of the shareholders of the Company by mail, telephone, facsimile or in person. In addition, Innisfree M&A Incorporated (“Innisfree”), 501 Madison Avenue, New York, New York, is soliciting brokerage firms, dealers, banks, voting trustees and their nominees.

Does the Company pay anyone to solicit Proxies?    The Company will pay Innisfree approximately $15,000 for soliciting proxies for the Annual Meeting and will reimburse brokerage firms, dealers, banks, voting trustees, their nominees and other record holders for their out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the Common Stock. Directors, officers and other employees who participate in soliciting proxies will not receive any compensation from the Company for doing so, other than their usual compensation.

Who may attend the Annual Meeting?    All holders of shares of Common Stock on the Record Date may attend the Annual Meeting. Please mark the appropriate box on your Proxy card (if you use the telephone or internet voting system, indicate your plans when prompted) to request an admission card.

Election of the Board of Directors of the Company

(Proposal 1)

Biographical Information

Below are the members of the Board of Directors of the Company standing for re-election at the Annual Meeting.

Nicholas D. Chabraja, 60, Director since 1994.

Chairman and Chief Executive Officer since June 1, 1997. Vice Chairman of the Company from December 1996 to May 1997. Executive Vice President from 1994 to December 1996. Senior Vice President and General Counsel from 1993 to 1994. Director of Ceridian Corporation.

James S. Crown, 49, Director since 1987.

President of Henry Crown and Company (diversified investments) since 2002. Vice President of Henry Crown and Company from 1985 to 2002. Director of Bank One Corporation and Sara Lee Corporation.

Lester Crown, 77, Director since 1974. Chairman of Henry Crown and Company (diversified investments) since 2002. President of Henry Crown and Company from 1973 to 2002. Director of Maytag Corporation.

Charles H. Goodman, 69, Director since 1991.

Vice Chairman of Henry Crown and Company (diversified investments) since 2002. Vice President of Henry Crown and Company from 1973 to 2002. Director of Alltel Corporation.

George A. Joulwan, 63, Director since 1998.

Retired General, U.S. Army. Supreme Allied Commander, Europe, from 1993 to 1997. Commander-in-Chief, Southern Command from 1992 to 1993. President, One Team, Inc. (consulting) since 1999. Adjunct Professor, National Defense University, since 2000. Olin Professor, National Security, U.S. Military Academy at West Point from 1998 to 2000. Senior Advisor, Global USA Inc. (consulting) from January 1998 to October 1998.

Paul G. Kaminski, 60, Director since 1997.

Under Secretary of U.S. Department of Defense for Acquisition and Technology from 1994 to 1997. Chairman and Chief Executive Officer of Technovation, Inc. (consulting) since 1997. Senior Partner, Global Technology Partners, LLC (investment banking) since 1998. Director of Anteon International Corporation, DynCorp, Exostar and RAND.

Carl E. Mundy, Jr., 67, Director since 1998.

Commandant of the U.S. Marine Corps from 1991 to 1995. President and Chief Executive Officer of the World USO from 1996 to 2000. Member of the Advisory Committee to the Comptroller General of the United States since 2001. Director of Schering-Plough Corporation. Director or trustee of six investment companies in the Nations Funds mutual fund complex. Chairman of the Marine Corps University Foundation.

Below are the two new nominees standing for election to the Board of Directors at the Annual Meeting.

William P. Fricks, 58.

Chairman and Chief Executive Officer of Newport News Shipbuilding Inc. (shipbuilding) from 1997 to 2001. Chief Executive Officer and President of Newport News Shipbuilding Inc. from 1995 to 1996.

Jay L. Johnson, 56.

Chief of Naval Operations, U.S. Navy, from 1996 to 2000. President and Chief Executive Officer of Dominion Delivery and Dominion Telecom (electric and gas distribution) since December 2002. Senior Vice President of Dominion Energy Inc. from 2000 to 2002. Director of the U.S. Naval Academy Foundation.

It is the Company’s general policy, as reflected in its By-Laws, not to nominate individuals who have reached the age of 72 for election to its Board of Directors. In accordance with this policy, James R. Mellor and Carlisle A. H. Trost will serve on the Board until the Annual Meeting, but will not stand for re-election. The Nominating and Corporate Governance Committee, however, recommended and the Board has unanimously requested that Lester Crown stand for re-election. The Board took this action in recognition of the Crown family’s significant ownership interest in the Company and the continued valuable counsel Lester Crown provides to the Board. Lester Crown has agreed to serve as a director, if elected by the shareholders, but will not serve as the chairman of any of the committees of the Board. Lester Crown is the father of James S. Crown. Prior to the passing of his wife in June of 2002, Charles H. Goodman was the cousin by marriage of Lester Crown.

The Company’s By-Laws specify that the number of directors will be not less than five nor more than 15, as shall be fixed from time to time by the Board. The size of the Board is currently set at 10 members. The Board of Directors may fill the remaining vacancy in the Board in 2003. A director so chosen will hold office until the 2004 annual meeting of shareholders and until his or her respective successor is elected and qualified or until his or her resignation or removal. Proxies can not be voted for more than nine nominees.

The Board of Directors regularly re-evaluates the Company’s corporate governance policies and benchmarks those policies against rules and regulations of governmental authorities, the best practices of other public companies and suggestions made by various groups and authorities active in corporate governance.

In connection with this process of self-evaluation, the Board recently examined the nature and extent of any relationships between the Company and its directors, their families and their affiliates. After reviewing these matters, the Board concluded that there were certain arrangements or relationships among the Company and several directors that, notwithstanding their lack of materiality, should be eliminated. Toward that end, in 2002 the Company and those directors took the actions described under “Transactions Involving Directors and the Company.” As a result of these actions, the Board concluded that, other than the Chief Executive Officer, each nominee to the Board qualifies as an “independent” director in accordance with the current rules of the New York Stock Exchange, and all of the Board committees are composed entirely of independent, non-employee directors.

As part of its ongoing self-evaluation process, the Board of Directors will continue to monitor best corporate governance practices. Based upon those activities, the Board may adopt additional changes to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made from time to time by the Securities and Exchange Commission and the New York Stock Exchange.

Your Board of Directors unanimously recommends that you vote FOR all of the nominees listed above.

Board Committees

The Board of Directors has five standing committees, which are described below.

Audit Committee.    This committee provides oversight on matters relating to accounting, financial reporting, internal control, auditing and regulatory compliance activities. This committee is responsible for selecting and evaluating the Company’s independent auditors, and also evaluating the independence of the auditors. In addition, this committee reviews the Company’s audited financial statements with management and the independent auditors, recommends whether such audited financial statements should be included in the Company’s annual report and prepares an annual report to shareholders to be included in the Company’s proxy statement. This committee held seven meetings in 2002. On March 5, 2003, the Board of Directors adopted an amended charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement.

Benefit Plans and Investment Committee.    This committee reviews and monitors the investment and safekeeping of the assets of all trusts established in connection with employee benefit plans of the Company and its subsidiaries. This committee held four meetings in 2002.

Compensation Committee.    This committee establishes and monitors overall compensation programs and policies for the Company. This committee monitors the selection and performance of key executives, and reviews and approves their compensation. This committee held five meetings in 2002. On March 5, 2003, the Board of Directors adopted an amended charter for the Compensation Committee, a copy of which is attached as Appendix B to this Proxy Statement.

International and Government Affairs Committee.    This committee reviews the strategy and conduct of international activities for the Company with respect to the sale for export of domestic products and the Company’s Congressional activities. This committee held two meetings in 2002.

Nominating and Corporate Governance Committee.    This committee, formerly the “Nominating Committee,” was renamed and given additional corporate governance responsibilities earlier this year in light of the Sarbanes-Oxley Act of 2002 and rule changes adopted and proposed by the Securities and Exchange Commission and the New York Stock Exchange. On March 5, 2003, the Board of Directors adopted an amended charter for the Nominating and Corporate Governance Committee reflecting these changes, a copy of which is attached as Appendix C to this Proxy Statement. This committee develops and recommends corporate governance guidelines that comply with legal and regulatory requirements. This committee also recommends the director nominees proposed for election at the annual meeting of shareholders or to fill vacancies between annual meetings. The Nominating and Corporate Governance Committee will consider qualified nominees recommended by shareholders. If you want to recommend a person whom you consider qualified to serve on the Board of Directors of the Company, you may give notice to the Secretary of the Company in accordance with the requirements described in “Shareholder Proposals for 2004 Annual Meeting of Shareholders.” This committee held one meeting in 2002.

Committee Members.    The year 2002 committee members for each of the five standing committees are set forth below, with the Chairman listed first:

Audit	Benefit Plans and Investment	Compensation	International and Government Affairs	Nominating and Corporate Governance
James R. Mellor	Charles H. Goodman	Carlisle A. H. Trost	George A. Joulwan	James S. Crown
Lester Crown	James S. Crown	James S. Crown	Lester Crown	Paul G. Kaminski
Carlisle A. H. Trost	Paul G. Kaminski	Charles H. Goodman	James R. Mellor	Carl E. Mundy, Jr.
	Carl E. Mundy, Jr.	George A. Joulwan	Carl E. Mundy, Jr.

2002 Board Meetings

During 2002, the Board of Directors of the Company held a total of seven meetings. In 2002, each incumbent director, other than Mr. Mundy, attended all of the meetings of the Board and of the Board committees on which he served. Due to illness, Mr. Mundy was unable to attend one meeting of the Board of Directors and as a result attended 92 percent of the meetings of the Board and of the Board committees on which he served.

Director Compensation

The Company pays each director, except Mr. Chabraja, compensation for service on the Board of Directors. That compensation includes:

Annual Retainer	$40,000, paid quarterly

Committee Chairmen Additional Annual Retainer	$5,000, paid quarterly

Attendance Fees	$2,000 for each meeting of the Board of Directors, $1,500 for each meeting of any committee and $2,000 a day for attending strategic or financial planning conferences sponsored by the Company

Annual Equity Award	Approximately $60,000 on the date of award

Each director has the option of receiving all or part of his annual retainer in the form of Common Stock of the Company. The annual equity award is allocated between non-qualified options and performance restricted stock in the same ratio as options and performance restricted stock are allocated to participants in the Company’s Incentive Compensation Plan. The performance feature of the restricted stock award is more fully described under “Executive Compensation — Stock Awards — The Incentive Compensation Plan.”

Transactions Involving Directors and the Company

In 1994, while Chairman and Chief Executive Officer of the Company, Mr. Mellor and the Company agreed that he would forego certain benefits under the Supplemental Executive Retirement Plan and the Supplemental Savings and Stock Investment Plan. In exchange for giving up these benefits, the Company agreed, under a split-dollar life insurance agreement, to pay an insurer an annual premium of $535,806 for 10 years. At the end of 15 years, or upon Mr. Mellor’s death, if earlier, the total of the premiums, without interest or earnings, would be returned to the Company. Upon his retirement from the Company in 1997, Mr. Mellor began receiving an annual supplemental retirement benefit of $111,166, which payment will continue to be paid to his spouse after his death. This payment is in addition to Mr. Mellor’s annual retirement plan benefit of $64,479, which will also continue to be paid to his spouse after his death.

In 1997, the Company entered into a consulting agreement with Technovation, Inc. (“Technovation”), the principal of which is Paul G. Kaminski (the “Technovation Agreement”), whereby the Company agreed to compensate Technovation for consulting services requested by the Company from time to time, including, among other matters, considering acquisitions or divestitures, restructuring or reengineering initiatives, developing technology strategy and structuring international programs.

Pursuant to the Technovation Agreement, the Company paid Technovation an annual fee of $200,000 for up to 40 days of services provided by Mr. Kaminski. The Technovation Agreement expired August 31, 2002, and was not renewed. In October 2002, a subsidiary of the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Kaminski, pursuant to which, in exchange for a $20,000 retainer, Mr. Kaminski agreed to provide up to four days of service to the subsidiary prior to December 31, 2002. In January 2003, the Consulting Agreement was modified to provide a $35,000 retainer to Mr. Kaminski, payable in equal quarterly installments, for up to seven days of service to the subsidiary during 2003. The Consulting Agreement may be terminated upon 30 days prior notice. The services formerly provided by and compensation paid to Technovation pursuant to the Technovation Agreement were, and the services currently provided by and compensation paid to Mr. Kaminski pursuant to the Consulting Agreement are, in addition to the services Mr. Kaminski provides and the compensation he receives as a member of the Board of Directors.

The Ojai Valley Inn and Spa, in which Lester Crown has a 50 percent interest, was the location of the February 2002 meeting of the Board of Directors and a strategic business review with senior management. The Company paid approximately $70,000 for lodging, food and related services, which represents the market rate for such services.

Compensation Committee Interlocks and Insider Participation.    Messrs. James S. Crown and Charles H. Goodman (members of the Compensation Committee) and Lester Crown, and/or members of the immediate families of Messrs. James S. Crown, Lester Crown, and Charles H. Goodman, have indirect interests in certain entities with which the Company has contractual arrangements. Although the Board of Directors has determined that none of these arrangements are material to the Company, they are described below.

Freeman United Coal Mining Company, an indirect subsidiary of the Company, paid royalties under leases of coal lands to certain trusts (the class of potential beneficiaries of which includes James S. Crown and his immediate family and the immediate families of Lester Crown and Charles H. Goodman). This arrangement was established in 1959, prior to the Company’s acquisition of Freeman United Coal Mining Company and the Crown family acquiring an equity ownership interest in the Company, and prior to Lester Crown, James S. Crown and Charles H. Goodman holding positions on the Board of Directors. For 2002, these royalty payments totaled $614,604. In December 2002, the interests in the various trusts that held the leases in the coal lands were donated to charity. Accordingly, Lester Crown, James Crown, Charles H. Goodman and their immediate families are no longer entitled to receive any royalty payments under these leases.

Crown Golf Properties, L.P. (“Crown Golf”) provided golf course management services to a subsidiary of the Company pursuant to an agreement that was terminated upon mutual agreement of the parties at the end of 2002. During 2002, the Company paid $112,920 for these services. The Company believes the fees paid to Crown Golf were at or below the market rate for such services.

Exchange Building Corporation, a subsidiary of Henry Crown and Company, leases from an unrelated third party certain property, part of which it provides to Material Service Corporation as a site for barge transportation activity. Material Service Corporation is a subsidiary of the Company. Under a 1987 agreement, expiring in 2003, Exchange Building Corporation charges Material Service Corporation an amount approximately equal to Exchange Building Corporation’s lease cost for such property. This arrangement enables Material Service Corporation to enjoy the benefit of lease rates in place since 1967. Material Service Corporation paid $150,543 to Exchange Building Corporation in 2002.

The following Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not otherwise be deemed filed under such acts.

Audit Committee Report

The Audit Committee of the Board (the “Audit Committee”) has furnished the following report.

The Audit Committee is composed of three directors who are neither officers nor employees of the Company, and who meet the current independence requirements of the New York Stock Exchange. The current members of the Audit Committee are James R. Mellor (Chairman), Lester Crown and Carlisle A. H. Trost. The Audit Committee is governed by a written charter approved by the Board of Directors. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2002, the Audit Committee met seven times; its members also discussed the interim financial information contained in quarterly earnings announcements with both management and the independent accountants prior to public release.

On June 4, 2002, Arthur Andersen LLP (“Arthur Andersen”) informed the Company that it would no longer be able to fulfill its services as the Company’s independent auditors. As a result, on June 5, 2002, upon the recommendation of the Audit Committee, the Board of Directors appointed KPMG LLP (“KPMG”) to serve as the Company’s independent auditors for the fiscal year ended December 31, 2002.

Arthur Andersen’s reports on the Company’s consolidated financial statements for fiscal years 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During 2000 and 2001 and through the date of Arthur Andersen’s resignation, there were: (i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such years; and (ii) there were no “reportable events” (as such term is defined in the regulations to the Securities Act and the Exchange Act).

During 2000 and 2001 and through the date of Arthur Andersen’s resignation, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter or reportable event.

The Audit Committee has reviewed and discussed with management and KPMG the Company’s audited financial statements as of and for the year ended December 31, 2002. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. In addition, the Audit

Committee has received and reviewed the written disclosures and the letter from KPMG required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with KPMG its independence and the compatibility of non-audit services with maintaining KPMG’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

This report is submitted by the Audit Committee.

James R. Mellor, Chairman Lester Crown Carlisle A. H. Trost

March 5, 2003

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual consolidated financial statements for 2002, and fees billed for other services rendered by KPMG for fiscal 2002.

Audit Fees, excluding audit-related fees	$5,745,977

Financial Information Systems Design and Implementation Fees	$0

All Other Fees
Audit-Related Fees (a)	$648,561
Other Non-Audit Services
Tax Compliance and Consulting	1,456,103
Other Consulting Services	96,248

Total All Other Fees	$2,200,912

(a)  Audit-related fees consist primarily of fees for benefit plan audits and a divestiture-related audit.

The Audit Committee considered whether the services rendered by KPMG, except for services rendered in connection with its audit of the Company’s annual financial statements and review of the quarterly financial statements, are compatible with maintaining KPMG’s independence. Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The following Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under such acts.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board (the “Compensation Committee”) has furnished the following report on executive compensation.

Members of the Compensation Committee

The Compensation Committee is composed of four directors who are neither officers nor employees of the Company, and who meet the current independence requirements of the New York Stock Exchange. The current members of the Compensation Committee are Carlisle A. H. Trost (Chairman), James S. Crown, Charles H. Goodman, and George A. Joulwan. In addition, the Compensation Committee has a subcommittee (the “Subcommittee”) composed of Messrs. Trost and Joulwan that approves all awards made to the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively with the Chief Executive Officer, the “Named Executive Officers”). The Compensation Committee supervises compensation matters not administered by the Subcommittee.

Compensation Philosophy

The Company’s compensation program is designed to reward individual and collective performance and to create incentives for both operating performance in the current year and for the long-term benefit of the Company’s business so as to align the interests of management with the interests of the shareholders.

Components of the Compensation Program

The compensation program includes three components: (i) a base salary, which is payable in cash; (ii) a bonus, which is payable in most instances in cash; and (iii) a long-term, stock-based incentive award. The Compensation Committee sets the base salary for each corporate officer at the prevailing market rates for persons holding similar office and with similar professional experience. The Compensation Committee determines the bonus for each corporate officer based on individual, business unit and Company-wide performance for the prior year, as compared to performance goals that are set at the beginning of each year. Finally, the Compensation Committee designs a long-term stock-based incentive package for each corporate officer in order to strengthen the mutual interest of the individual and the Company’s shareholders.

Performance Goals

Each executive officer approves performance goals for the managers reporting to him or her. Senior management, as a group, establishes Company and business unit performance goals. These performance goals are then reviewed and adjusted, if appropriate, by the Board of Directors. Designed to contribute to shareholder value, these goals include orders, revenue, EBIT (earnings before income and taxes), net earnings, free cash flow, return on equity and re-engineering accomplishments. For 2002, the Company met or exceeded most of its stated financial and operating goals.

Base Salary and Bonus

In awarding annual compensation to executive officers, the Compensation Committee reviews the base salaries, bonuses and long-term incentives awarded by peer companies to their executive officers. Each year, the Compensation Committee reviews compensation surveys produced by outside consultants, which include many of the companies within the Standard & Poor’s Aerospace/Defense Index. The Compensation Committee generally sets base salaries for executive officers at the 50th percentile of market as shown in the compensation surveys. The Compensation Committee’s philosophy is to predicate an individual’s total cash compensation on the achievement of annual performance goals. Accordingly, an executive’s bonus will reflect the achievement of goals established for the individual, his or her business unit, and the Company as a whole. Where all of these goals are met, an executive’s bonus will be set so that the executive’s aggregate cash compensation will generally be at the 75th percentile for positions at the same level at comparable companies.

Long-Term Compensation

The Compensation Committee uses this component to focus executives on achieving increased shareholder value for the Company on a long-term basis. Long-term compensation generally consists of stock options and performance restricted stock. Long-term compensation for each of the Company’s executive officers is a multiple (greater or less than one) of the executive’s total base salary and bonus based on industry compensation surveys of the ratio of long-term incentives to cash compensation awarded by peer companies to their executives. In general, the ratio of long-term compensation to cash compensation for the Company’s executives is in the middle range of such ratios for peer companies.

On March 6, 2002, the Compensation Committee granted stock options that are exercisable at $93.92 (the fair market value of the Common Stock on the date of grant). Fifty percent of these stock options will become exercisable beginning on March 6, 2003. The balance of these stock options will become exercisable beginning on March 6, 2004. These stock options have a term of five years and will expire on March 5, 2007. In March 2002, the Compensation Committee also granted restricted stock, with a performance feature, described under “Executive Compensation — Stock Awards — The Incentive Compensation Plan.” The performance period for this restricted stock will end on December 31, 2003.

Compensation of the Chief Executive Officer

In 2002 Mr. Chabraja received a base salary of $1,050,000 for his services as Chairman and Chief Executive Officer of the Company. In establishing Mr. Chabraja’s bonus for 2002, the Subcommittee considered Mr. Chabraja’s individual performance and the fact that the Company had met or exceeded most of its financial and operating goals. Specifically, the Subcommittee recognized that for 2002 the Company had met or exceeded its goals for orders, sales, earnings per share from continuing operations, business unit cash flow and backlog. The Subcommittee also acknowledged Mr. Chabraja’s leadership in maintaining management’s focus on earnings and cash flow. The Subcommittee also recognized that under Mr. Chabraja’s five-year leadership of the Company, its market capitalization and revenues have grown threefold, its earnings per share have grown at an annual compound rate of 17 percent and its total return to investors has grown at an annual average rate of 18 percent. In recognition of this exceptional, sustained performance, Mr. Chabraja earned a bonus of $2,300,000 for 2002.

The Subcommittee further determined that Mr. Chabraja’s 2002 base salary and bonus were appropriate in relation to market data and the base salaries of other chief executive officers within Standard & Poor’s Aerospace/Defense Industry, particularly in light of the Company having outperformed the largest of these companies in terms of net income, return on sales and cash flow as a percentage of sales. The Subcommittee also determined that Mr. Chabraja’s 2002 base salary and bonus were appropriate in relation to the base salaries of other chief executive officers within Fortune 500 companies of similar size.

Tax Limitations on the Deductibility of Executive Compensation

The Internal Revenue Code of 1986, as amended, (the “Internal Revenue Code”) imposes a $1,000,000 annual limitation on the amount that the Company may deduct for compensation paid to each of the Named Executive Officers, except that “performance-based compensation” is excluded from the $1,000,000 limitation. Long-term compensation equity grants are generally intended to meet the applicable requirements for “performance-based compensation.”

Other Government Limitations

The Company’s compensation program is designed to increase shareholder value, but the Company must do so in a cost-effective manner for its U.S. government customers. Federal law imposes a cap on the executive compensation costs that may be charged to certain U.S. government contracts. With respect to the Company’s U.S. government contracts that are covered by the cost cap, the Company charges only compensation that is in compliance with the cap.

This report is submitted by the Compensation Committee.

Carlisle A. H. Trost, Chairman James S. Crown Charles H. Goodman George A. Joulwan

March 5, 2003

Five-Year Historical Performance

The following performance graph compares the cumulative total shareholder return, assuming reinvestment of dividends, on the Common Stock with the cumulative total return, assuming reinvestment of dividends, of the Standard & Poor’s 500 Index and the Standard & Poor’s Aerospace/Defense Index (both of which include the Company) for the period indicated.

Executive Compensation

Principal Executive Officers of the Company

NICHOLAS D. CHABRAJA Chairman and Chief Executive Officer	W. WILLIAM BOISTURE, JR. Executive Vice President and President of Gulfstream	KENNETH C. DAHLBERG Executive Vice President, Information Systems and Technology

2002 Compensation Highlights

The table above includes new awards of performance restricted stock and excludes performance based adjustments to prior awards.

(a)	Assumes 5 percent annual stock price appreciations for option term. See “Option Grants in Last Fiscal Year” table on page 22.

MICHAEL J. MANCUSO Senior Vice President and Chief Financial Officer	ARTHUR J. VEITCH Executive Vice President, Combat Systems

Summary Compensation

The following table sets forth a summary of the aggregate compensation paid by the Company to each of the Named Executive Officers for services rendered in all capacities to the Company and its subsidiaries for 2002, 2001 and 2000.

Summary Compensation Table

Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus (a)	Other Annual Compensation (b)	Restricted Stock Awards (c)	Securities Underlying Options	All Other Compensation (d)

Nicholas D. Chabraja Chairman of the Board and Chief Executive Officer	2002 2001 2000	$1,050,000 1,000,000 950,000	$2,300,000 2,050,000 1,750,000	$333,689 312,243 283,775	$3,932,590 2,356,707 2,062,386	208,000 210,000 320,000	$71,245 69,937 65,422

W. William Boisture, Jr. Executive Vice President and President of Gulfstream	2002 2001 2000	$425,000 425,000 400,000	$515,000 525,000 450,000	$ 80,941 1,947 55	$538,514 443,196 0	36,500 43,400 14,000	$15,330 13,901 9,013

Kenneth C. Dahlberg (e) Executive Vice President, Information Systems & Technology	2002 2001 2000	$450,000 450,000 0	$550,000 500,000 0	$ 9,982 75,066 0	$432,032 2,141,468 0	36,500 46,000 0	$31,443 19,310 0

Michael J. Mancuso Senior Vice President and Chief Financial Officer	2002 2001 2000	$450,000 425,000 400,000	$515,000 500,000 450,000	$ 83,241 22,735 13,324	$759,975 505,238 445,095	36,500 43,400 70,000	$31,049 30,237 28,087

Arthur J. Veitch Executive Vice President, Combat Systems	2002 2001 2000	$400,000 335,000 300,000	$450,000 400,000 325,000	$ 71,620 14,352 95,851	$585,117 344,032 303,943	30,800 30,300 48,000	$27,036 22,749 22,133

(a)	Bonus payments are reported with respect to the fiscal year for which the related services were rendered, although the actual awards were made in the succeeding year.
(b)	“Other Annual Compensation” includes the following items: (i) non-cash items provided to management, including club memberships; executive office benefits; financial planning services; special travel, accident, and supplementary life insurance; and the use of aircraft and automobiles owned or leased by the Company (“Perquisites”); and (ii) amounts reimbursed for payment of taxes. The amounts shown include: (A) Perquisites for Mr. Chabraja: for 2002 of $259,243, of which $209,989 relates to personal travel; for 2001 of $218,201, of which $170,204 relates to personal travel; for 2000 of $199,605, of which $152,690 relates to personal travel; (B) Perquisites for Mr. Boisture: for 2002 of $80,941, of which $66,148 relates to club memberships; (C) Perquisites for Mr. Dahlberg: for 2001 of $63,423, of which $28,495 relates to club memberships; (D) Perquisites for Mr. Mancuso: for 2002 of $59,406, of which $19,958 relates to executive office benefits; and (E) Perquisites for Mr. Veitch: for 2002 of $51,704, of which $14,150 relates to executive office benefits; for 2000 of $84,486, of which $50,495 relates to club memberships.
(c)	Reflects awards, as well as performance-based adjustments during the period presented to certain prior awards of restricted stock awarded pursuant to a performance formula (these shares are referred to herein as “Performance Restricted Stock”) pursuant to the Incentive Compensation Plan. The dollar value of such awards is calculated by multiplying the price of the Company’s unrestricted Common Stock, calculated as the average between the highest and lowest quoted selling prices, on the date of grant by the number of shares of Performance Restricted Stock awarded. As of December 31, 2002, Mr. Chabraja held a total of 150,465 shares of Performance Restricted Stock with an aggregate market value of $11,942,407; Mr. Boisture held a total of 26,523 shares of Performance Restricted Stock with an aggregate market value of $2,105,131; Mr. Dahlberg held a total of 25,596 shares of Performance Restricted Stock and restricted stock with an aggregate market value of $2,031,555; Mr. Mancuso held a total of 32,623 shares of Performance Restricted Stock with an aggregate market value of $2,589,288; and Mr. Veitch held a total of 22,932 shares of Performance Restricted Stock with an aggregate market value of $1,820,113. Holders of the awards are entitled to vote the shares awarded and to receive dividends on the shares from the date of grant. The number of shares of Performance Restricted Stock awarded on March 6, 2002, remains subject to adjustment for an increase or decrease in the price of the Common Stock over the performance period ending December 31, 2003, and an additional restriction period ending December 31, 2005.
(d)	“All Other Compensation” reflects (i) amounts contributed by the Company under its Savings and Stock Investment Plan and allocations to the Supplemental Savings and Stock Investment Plan, and (ii) payments by the Company for term life insurance. For 2002, 2001, and 2000, (A) the amounts contributed to the Savings and Stock Investment Plan and allocations to the Supplemental Savings and Stock Investment Plan were as follows: Mr. Chabraja — $63,308, $60,308, $56,435; Mr. Boisture — $12,751, $11,322, $6,692; Mr. Dahlberg — $28,000, $16,019, $0; Mr. Mancuso — $27,654, $26,154, $24,308; and Mr. Veitch — $24,100, $20,616, $20,000; and (B) payments for term life insurance were as follows: Mr. Chabraja — $7,937, $9,629, $8,987; Mr. Boisture — $2,579, $2,579, $2,321; Mr. Dahlberg — $3,443, $3,291, $0; Mr. Mancuso — $3,395, $4,083, $3,779; and Mr. Veitch — $2,936, $2,133, $2,133.
(e)	Mr. Dahlberg became an employee of the Company effective on March 26, 2001. Mr. Dahlberg received a grant of 27,601 shares of restricted stock on his hire date in order to compensate him for equity forfeited to his former employer.

Stock Awards — The Incentive Compensation Plan

Stock option and restricted stock grants for the Named Executive Officers are governed by the General Dynamics Corporation 1997 Incentive Compensation Plan, as amended (the “Incentive Compensation Plan”).

What is the purpose of the Incentive Compensation Plan?    The purpose of the Incentive Compensation Plan is to provide the Company with an effective means of attracting, retaining and motivating officers and key employees and to provide them with incentives to enhance the growth and profitability of the Company.

Who administers the Incentive Compensation Plan?    The Incentive Compensation Plan is administered by the Compensation Committee, except that the Subcommittee administers the Incentive Compensation Plan as it relates to the Named Executive Officers. The Compensation Committee or the Subcommittee, as the case may be, determines the type and amount of award given to each eligible participant. Any officer or key employee of the Company or its subsidiaries is eligible for participation. Approximately 4,000 employees hold outstanding awards under the Incentive Compensation Plan.

What types of awards may be granted under the Incentive Compensation Plan?    Awards may be granted in cash, Common Stock, options to purchase Common Stock, restricted shares of Common Stock, or any combination thereof. The terms and conditions of all grants are at the discretion of the Compensation Committee (or Subcommittee).

Stock options may be granted as either incentive stock options, intended to qualify under Section 422 of the Internal Revenue Code, or as options not qualified under Section 422 of the Internal Revenue Code (referred to as “nonqualified stock options”). All options are issued with an exercise price at or above 100 percent of the fair market value of the Common Stock (as determined pursuant to the Incentive Compensation Plan) on the date of grant.

A grant of restricted shares pursuant to the Incentive Compensation Plan is a transfer of shares of Common Stock, for such consideration and subject to such restrictions, if any, on transfer or other incidents of ownership, as the Compensation Committee (or Subcommittee) may determine. Until the end of the applicable period of restriction, the restricted shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. During the period of restriction, however, the recipient of restricted shares will be entitled to vote the restricted shares and to retain cash dividends paid thereon. Awards of restricted shares may be granted pursuant to a performance formula (described below) whereby the number of shares initially granted increases or decreases based on the price of the Common Stock over a performance period.

How does the Performance Formula on the Restricted Stock work?    At the end of each performance period (the end of the fiscal year after the first anniversary of the grant date), the fair market value of the Common Stock is compared to the fair market value per share on the grant date. That difference is multiplied by the number of shares of restricted stock to be earned at the end of each performance period and the resulting product is divided by the fair market value at the end of the performance period. The number of shares of Common Stock so determined is added to (in the case of a higher fair market value) or subtracted from (in the case of a lower fair market value) the number of shares of restricted stock to be earned at that time.

What is the maximum size of the annual awards?    The Incentive Compensation Plan provides that the grants in any one year to any of the Named Executive Officers may not exceed (i) options to acquire more than 500,000 shares of Common Stock, and (ii) 100,000 shares of restricted stock. The stock options and restricted stock awards to the Named Executive Officers are subject to limitations designed to permit those awards to be exempt from the deduction limitation of Section 162(m) of the Internal Revenue Code. The Subcommittee may equitably adjust awards previously granted to account for special distributions and for extraordinary corporate events that impact the Company or the Company’s share price or share status. The Incentive Compensation Plan also allows the Subcommittee to make equitable adjustments of stock option and restricted stock awards in the event of a change of control of the Company; however, the power to make such adjustments is limited to changes permitted under Section 162(m) of the Internal Revenue Code.

The following table sets forth the number of shares of Common Stock underlying stock options granted during 2002 to the Named Executive Officers:

Option Grants in Last Fiscal Year (a)

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options	% of Total Options Granted to Employees in	Exercise	Expiration
Name	Granted (b)	Fiscal Year	Price	Date	5%	10%

Nicholas D. Chabraja	208,000	9.2%	$93.92	3/5/07	$5,397,260	$11,926,533
W. William Boisture, Jr.	36,500	1.6%	93.92	3/5/07	947,115	2,092,877
Kenneth C. Dahlberg	36,500	1.6%	93.92	3/5/07	947,115	2,092,877
Michael J. Mancuso	36,500	1.6%	93.92	3/5/07	947,115	2,092,877
Arthur J. Veitch	30,800	1.4%	93.92	3/5/07	799,210	1,766,044

(a)	The Company did not grant any stock appreciation rights during 2002.
(b)	Options granted are exercisable 50 percent beginning on the first anniversary of the grant date and the remaining 50 percent beginning on the second anniversary of the grant date.

The following table sets forth information with respect to option exercises during 2002 and options held at the end of 2002 by the Named Executive Officers:

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

	Number of Shares Acquired	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (a)

Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Nicholas D. Chabraja	135,000	$7,628,337	711,000	313,000	$21,049,502	$879,375
W. William Boisture, Jr.	0	0	87,500	58,200	1,413,320	181,738
Kenneth C. Dahlberg	0	0	23,000	59,500	348,680	348,680
Michael J. Mancuso	29,000	1,642,450	165,700	58,200	5,175,901	181,738
Arthur J. Veitch	12,960	714,371	104,650	45,950	3,061,554	126,881

(a)	Based on the market value at December 31, 2002, of $79.37.

Retirement Plans

Do the Named Executive Officers participate in a pension plan?    Yes. Each of the Named Executive Officers (other than Mr. Boisture) participates in a defined benefit pension plan (referred to herein as the “Corporate Retirement Plan”) for officers and other eligible salaried employees of the Company and certain of its subsidiaries. Mr. Boisture participates in a defined benefit pension plan for certain eligible Gulfstream employees (the “Gulfstream Retirement Plan”).

Is there a supplemental plan to account for tax code limits on the pension plans?    Yes, but not with respect to Mr. Boisture’s participation in the Gulfstream Retirement Plan. The amounts of benefits which may be paid under the Corporate and Gulfstream Retirement Plans are limited by the Internal Revenue Code. To the extent any benefits accrued under the Corporate Retirement Plan exceed those limitations, the excess is paid under a separate, non tax-qualified plan (the “Supplemental Executive Retirement Plan”). Benefits under the Supplemental Executive Retirement Plan are considered general unsecured obligations of the Company.

The table below sets forth projected annual benefits payable at age 65 under the Corporate Retirement Plan and the Supplemental Executive Retirement Plan, based upon earnings and years of plan participation. For purposes of the table, it has been assumed that each individual will continue as a plan participant until normal retirement date or the actual date of retirement and that annual remuneration will remain constant over this period. In addition, it has been assumed that each individual will elect to receive the benefit in the form of a single life annuity.

Corporate Retirement Plan Table

Years of Plan Membership

Annual Remuneration	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years

$ 700,000	$ 46,667	$ 93,333	$140,000	$186,667	$ 233,333	$ 280,000	$ 326,667
800,000	53,333	106,667	160,000	213,333	266,667	320,000	373,333
900,000	60,000	120,000	180,000	240,000	300,000	360,000	420,000
1,000,000	66,667	133,333	200,000	266,667	333,333	400,000	466,667
1,500,000	100,000	200,000	300,000	400,000	500,000	600,000	700,000
2,000,000	133,333	266,667	400,000	533,333	666,667	800,000	933,333
2,500,000	166,667	333,333	500,000	666,667	833,333	1,000,000	1,166,667
3,250,000	216,667	433,333	650,000	866,667	1,083,333	1,300,000	1,516,667

As of January 1, 2003, the Named Executive Officers (other than Mr. Boisture) were credited with the following years of plan participation under the Corporate Retirement Plan and Supplemental Executive Retirement Plan: Mr. Chabraja, 10 years; Mr. Dahlberg, two years; Mr. Mancuso, nine years; and Mr. Veitch, 32 years.

How is the Corporate Retirement Plan benefit determined?    For the Named Executive Officers (other than Mr. Boisture), the plan provides a benefit based on final average monthly pay. Final average monthly pay takes into account salary and annual bonus, but does not include equity grants under the Incentive Compensation Plan. See the “Summary Compensation Table” under the caption “Executive Compensation — Summary Compensation” above for the salary and bonus amounts earned by the Named Executive Officers for 2002. The benefits under the Corporate Retirement Plan are not subject to any reduction for social security or other offset amounts. The table above does not reflect a $94 per month supplement (plus an additional $94 per month for an eligible spouse) available at age 65 for certain eligible employees.

What is Mr. Boisture’s pension benefit?    Benefits under the Gulfstream Retirement Plan are determined by a career average formula. Under the career average formula, a participant accrues a monthly pension benefit equal to one-twelfth of 2.65 percent of the participant’s base pay for each plan year that does not exceed a certain annual level (referred to as the “integration level”), plus three percent of the participant’s base pay for each plan year that does exceed the annual integration level. Plan benefits are not subject to reduction for social security or other offset amounts. Mr. Boisture’s age 65 annual retirement benefit is estimated to be $80,265, assuming that he continues to work for the Company until age 65, and that his annual remuneration and the current integration level remain constant over this period. This retirement benefit is subject to an automatic cost-of-living adjustment each April 1 after retirement. The cost-of-living adjustment is related to the change in the Consumer Price Index for Urban Consumers for the calendar year immediately preceding each April 1, up to a maximum of three percent.

What supplemental retirement benefit agreements does the Company have with the Named Executive Officers?    The Company has entered into retirement benefit agreements with Messrs. Chabraja, Boisture and Mancuso to provide supplemental retirement benefits in excess of benefits earned under the Corporate Retirement Plan and the Supplemental Executive Retirement Plan. The Company’s obligations under these agreements are subject to the same level of risk as all other general unsecured obligations of the Company. The terms of these agreements are as follows:

Mr. Chabraja.    On August 7, 2002, the Company entered into a new retirement agreement with Mr. Chabraja effective as of January 1, 2003 (the “Retirement Agreement”). Pursuant to the Retirement Agreement, Mr. Chabraja will receive an annual retirement benefit of not less than $1,200,000, which includes benefits payable under the Corporate Retirement Plan and the Supplemental Executive Retirement Plan, if he continues employment through December 31, 2005. Payment of the supplemental retirement benefits is subject to reduction in the event that Mr. Chabraja resigns, retires or is terminated for cause prior to December 31, 2005. In the event Mr. Chabraja’s employment is terminated by the Company prior to December 31, 2005, because he becomes disabled, is terminated without cause or a change in control occurs, he will be entitled to the full amount of these retirement benefits as if he had maintained employment with the Company through December 31, 2005. Certain survivor benefits are payable to Mr. Chabraja’s spouse if he should die prior to commencement of benefits.

Mr. Boisture.    Mr. Boisture’s agreement, dated October 2, 2001, provides that if he maintains active employment through December 31, 2004, he will receive a monthly supplemental retirement benefit equal to the monthly benefit calculated under the Corporate Retirement Plan and the Supplemental Executive Retirement Plan (taking into account all service with the Company and Gulfstream Aerospace Corporation), less his monthly benefit under the Gulfstream Retirement Plan. This benefit is earned ratably over the four year period beginning January 2001. Mr. Boisture’s age 65 annual supplemental retirement benefit is estimated to be $124,441, assuming that he continues to work at the Company until age 65, at his current annual remuneration, and that his Gulfstream Retirement Plan benefit is the amount described above. This benefit will be reduced annually in the same amount as the benefit described above will be increased due to cost-of-living adjustments made each April after retirement. This benefit is payable to Mr. Boisture before December 31, 2004, if he becomes disabled or his employment is terminated without cause. The supplemental retirement benefit will be forfeited if Mr. Boisture is terminated for cause as determined by the Compensation Committee. Certain survivor benefits are payable to Mr. Boisture’s spouse if he should die prior to commencement of benefits.

Mr. Mancuso.    Mr. Mancuso’s agreement, dated March 6, 1998, provides that Mr. Mancuso will receive upon retirement on or after October 1, 2003, an annual supplemental lifetime benefit of $100,000 in addition to his Corporate Retirement Plan and Supplemental Executive Retirement Plan benefits. If Mr. Mancuso retires earlier, the $100,000 supplemental benefit will be reduced by $20,000 for each year of early retirement. The full $100,000 annual benefit is payable to Mr. Mancuso before October 1, 2003, if his employment is terminated because he becomes disabled, his responsibilities are substantially downgraded, or his employment is terminated other than for cause. The supplemental retirement benefit will be reduced or eliminated if Mr. Mancuso commits certain acts not in the best interests of the Company. Certain survivor benefits are payable to Mr. Mancuso’s spouse if he should die prior to commencement of benefits.

Are the Named Executive Officers eligible to participate in any other supplemental plans?    Yes. The Named Executive Officers participate in the Company’s Supplemental Savings and Stock Investment Plan (the “Supplemental SSIP”), which provides benefits otherwise limited under the Company’s 401(k) Savings and Stock Incentive Plan (the “SSIP”). The Internal Revenue Code limited 2002 employee contributions to the SSIP to $11,000 and eligible 2002 compensation to $200,000. The Supplemental SSIP permits the Named Executive Officers and certain other highly compensated participants to defer compensation, and receive a match thereon, that would otherwise be limited by the tax laws applicable to the SSIP. Account balances in the Supplemental SSIP are unfunded and participants are considered general unsecured creditors of the Company. Participants’ account balances have investment returns that mirror participants’ actual returns under the SSIP. Supplemental SSIP accounts are fully vested after five years of eligible service, but become fully vested immediately prior to a change in control of the Company.

Employment Agreements and Other Arrangements

What employment agreements or termination arrangements does the Company have with any of the Named Executive Officers?    The Company has entered into agreements governing the employment and termination of employment of certain of its Named Executive Officers, as described below.

Mr. Chabraja.    On August 7, 2002, the Company entered into a new employment agreement with Mr. Chabraja effective as of January 1, 2003 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Chabraja receives a minimum annual salary of $1,050,000 per year and is eligible for compensation incentives and annual incentive compensation awards. Furthermore, if Mr. Chabraja remains an employee of the Company through December 31, 2005, after his employment ends he will be entitled to usage of corporate aircraft for up to 100 hours per year during his first five years of retirement. In addition, after Mr. Chabraja’s retirement, the Company will purchase his residence in Virginia, at his request, and he will be entitled to receive consideration for his moving expenses and office space with administrative support for a period of two years, and be provided with medical coverage for himself and his then eligible dependents for a period of six months. If Mr. Chabraja is terminated by the Company other than for cause before December 31, 2005, the Company will pay him the amounts he would have been entitled to for the full term of the Employment Agreement.

Mr. Dahlberg.    The Company entered into an agreement with Mr. Dahlberg dated February 13, 2001, which provides that if Mr. Dahlberg is terminated by the Company without cause within his first three years of employment, the Company will pay him his salary and benefits through the balance of that three-year period.

Severance Protection Agreements.    The Company has entered into a Severance Protection Agreement with each of the Named Executive Officers, each other executive officer, and certain key employees. Subject to certain exceptions, each Severance Protection Agreement provides that the executive will be entitled to certain payments and benefits if his or her employment is terminated by the Company without cause or by the executive by reason of a constructive termination in connection with or within 24 months after a “change of control” (defined to include specified stock acquisition, merger, and disposition transactions). These benefits will generally include payment of all accrued compensation, a severance payment equal to a multiple (from 1.5 to 2.99) of the executive’s annual salary and bonus, continuation in welfare benefit programs from 18 to 36 months, an additional 18 to 36 months service credit for purposes of qualifying for post-retirement health and welfare benefits, payout of certain retirement benefits, and outplacement and tax and financial services. In the event any excise tax is imposed on an executive as a result of payments made under or pursuant to a Severance Protection Agreement, the Company will make a compensatory payment to the executive to cover the tax. For each of the Named Executive Officers, the multiple is 2.99 and welfare benefits will continue for 36 months. Each Severance Protection Agreement provides that the severance payment is in lieu of any other severance compensation to which the executive may be entitled from the Company; however, with respect to any benefits provided under the Severance Protection Agreement, the executive has the option to elect to receive any other benefits to which he or she may otherwise be entitled in lieu of receiving the applicable benefits under the Severance Protection Agreement. Each Severance Protection Agreement has a two-year term and is automatically renewed for an additional year on each anniversary of the date of signing of the Severance Protection Agreement unless the Company or the executive gives notice not to renew at least one year prior to the scheduled expiration of the term. Notwithstanding the foregoing, in the event of a change of control, the term of each Severance Protection Agreement is automatically extended for two years.

Equity Compensation Plan Information

The following table provides information as of December 31, 2002, with respect to Common Stock that may be issued under the Company’s existing equity compensation plans, including the Incentive Compensation Plan, the Directors’ Stock Plan and the U.K. Plan.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	7,493,923	$68.09	7,247,588

Equity compensation plans not approved by security holders[1]	104,593	$65.99	417,077

Total[2]	7,598,516	$68.06	7,664,665

[1]	The only equity compensation plans of the Company that have not been approved by the shareholders are the Directors’ Stock Plan and the U.K. Plan, both of which are being submitted for approval at the Annual Meeting. See “Approval of the Directors’ Stock Plan” and “Approval of the U.K. Plan” for descriptions of the plans.
[2]	As of December 31, 2002, there were also 124,092 stock options available for exercise with a weighted-average price of $34.94 in equity compensation plans assumed by the Company in connection with its acquisition of Gulfstream Aerospace Corporation in 1999. No additional awards or grants may be made under those plans.

Security Ownership of Management

The following table sets forth information as of March 14, 2003, with respect to the beneficial ownership of the Company’s Common Stock by (i) each director and nominee for director of the Company, (ii) each of the Named Executive Officers, and (iii) all directors and executive officers of the Company as a group. The following table also shows Common Stock equivalents held by these individuals through Company-sponsored benefits programs. Except as otherwise indicated, the persons listed below have the sole voting and investment power with respect to all shares held by them, except to the extent such power may be shared with a spouse.

	Common Stock Beneficially Owned As of March 14, 2003 (a)		Common Stock Equivalents Beneficially Owned (c)	Total Common Stock and Equivalents
Name of Beneficial Owner	Shares Owned (b)	Percentage of Class

Directors and Nominees
Nicholas D. Chabraja	1,308,858	*	0	1,308,858
James S. Crown (d)	8,004,916	4.1%	1,106	8,006,022
Lester Crown (e)	4,496,764	2.3%	0	4,496,764
William P. Fricks	700	*	0	700
Charles H. Goodman (f)	16,687,473	8.5%	5,173	16,692,646
Jay L. Johnson	125	*	0	125
George A. Joulwan	7,019	*	2,644	9,663
Paul G. Kaminski	26,550	*	1,949	28,499
James R. Mellor	155,706	*	0	155,706
Carl E. Mundy, Jr.	5,010	*	3,438	8,448
Carlisle A. H. Trost	6,283	*	6,855	13,138

Named Executive Officers
W. William Boisture, Jr.	159,409	*	0	159,409
Kenneth C. Dahlberg	80,795	*	0	80,795
Michael J. Mancuso	280,794	*	0	280,794
Arthur J. Veitch	204,258	*	0	204,258

Directors and Executive Officers as a Group
(43 individuals) (g)	20,658,246	10.5%	21,165	20,679,411

*	Less than one percent
(a)	Includes shares in the Savings and Stock Investment Plan of the Company voted by the directors or other executive officers and also includes shares of Common Stock subject to resale restrictions, for which restrictions have not expired.
(b)	Includes shares subject to options that are either currently exercisable or exercisable within 60 days of the Record Date as follows: (i) Mr. Chabraja – 754,000 shares; Mr. Boisture – 127,450 shares; Mr. Dahlberg – 41,250 shares; Mr. Mancuso – 170,650 shares; Mr. Veitch – 113,200 shares; (ii) other directors of the Company – 19,840 shares; and (iii) other executive officers of the Company –1,131,473 shares.
(c)	Reflects phantom stock units held by the directors indicated, which phantom stock was received by the directors on December 1, 1999, upon termination of benefits under the former retirement plan for directors.
(d)	Based solely on information provided on behalf of James S. Crown. Of the aggregate 16,690,203 shares of Common Stock held by the Crown and Goodman families, James S. Crown is deemed to be the beneficial owner of 8,004,916 shares. James S. Crown has shared investment and voting power with respect to such 8,004,916 shares. Of the 8,004,916 shares of Common Stock deemed to be beneficially owned by James S. Crown, he disclaims beneficial ownership as to 7,996,574 shares, except to the extent of his beneficial interest in the entities that own these shares.
(e)	Based solely on information provided on behalf of Lester Crown. Of the aggregate 16,690,203 shares of Common Stock held by the Crown and Goodman families, Lester Crown is deemed to be the beneficial owner of 4,496,764 shares. Lester Crown has shared investment and voting power with respect to 4,494,034 shares and holds 2,730 shares in the Company’s Savings and Stock Investment Plan which, though subject to certain restrictions and conditions, are included in the aggregate for the Crown and Goodman families. Of the 4,496,764 shares of Common Stock deemed to be beneficially owned by Lester Crown, he disclaims beneficial ownership as to 4,037,756 shares except to the extent of his beneficial interest in the entities that own these shares.
(f)	Based solely on information provided on behalf of Mr. Goodman. Of the aggregate 16,690,203 shares of Common Stock held by the Crown and Goodman families, Mr. Goodman is deemed to be the beneficial owner of 16,687,473 shares. Mr. Goodman has shared investment and voting power with respect to 16,687,473 shares. Of the 16,687,473 shares of Common Stock deemed to be beneficially owned by Mr. Goodman, he disclaims beneficial ownership as to 16,683,923 shares, except to the extent of his beneficial interest in the entities that own such shares.
(g)	The shares shown as beneficially owned Lester Crown, James S. Crown and Charles H. Goodman have been consolidated for purposes of this total in order to eliminate duplications.

Security Ownership of Certain Beneficial Owners

The following table sets forth information with respect to the number of shares of Common Stock owned by each person known by the Company to be the beneficial owner of more than five percent of the Company’s Common Stock.

	Common Stock Beneficially Owned As of March 14, 2003 (a)
Name of Beneficial Owner	Shares Owned	Percentage of Class

Longview Management Group LLC (b) c/o Gerald Ratner, as Attorney and Agent 222 North LaSalle Street Chicago, Illinois 60601	16,687,473	8.5%

The Northern Trust Company (c) 50 S. LaSalle Street Chicago, Illinois 60675	15,728,222	8.0%

Janus Capital Management LLC (d) 100 Fillmore Street Denver, Colorado 80206	12,205,302	6.0%

(a)	The information for Janus Capital Management LLC is as of December 31, 2002.
(b)	Based solely on information provided on behalf of Lester Crown, James S. Crown and Charles H. Goodman. Longview Management Group, LLC (“Longview”), is a registered investment advisor which manages the Common Stock held by a number of persons, including Lester Crown, his son, James S. Crown and Charles H. Goodman, members of their families, relatives, certain family partnerships, trusts associated with the Crown and Goodman families, and other entities (the “Crown Group”). Longview has shared voting and investment power with respect to 16,687,473 shares. Mr. Goodman is president of Longview. Geoffrey F. Grossman, as sole trustee of The Edward Trust, is the sole equity owner of Longview and, accordingly, is the beneficial owner of all shares beneficially owned by Longview. Mr. Grossman disclaims beneficial ownership of all such shares. Mr. Grossman’s address is 111 E. Wacker Drive, Suite 2800, Chicago, Illinois 60601. The Crown Group disclaim that they are a group for purposes of Section 13(d) of the Exchange Act of 1934, as amended, and disclaim that any one of them is the beneficial owner of shares owned by any other person or entity.
(c)	The Northern Trust Company (“Northern Trust”) is the trustee of the SSIP and the General Dynamics Corporation Hourly Employees’ Savings and Stock Investment Plan. Plan participants have the right to instruct Northern Trust on how to vote the shares of Common Stock allocated to their plan accounts. Northern Trust, as plan trustee, has the right to vote shares for which it does not receive voting instructions.
(d)	This information is based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003, by Janus Capital Management LLC (“Janus Capital”). As a result of its role as investment adviser or sub-adviser to various investment companies, Janus Capital may be deemed to be the beneficial owner of 12,042,552 shares or 5.9 percent, of the Common Stock. Janus Capital has an indirect 50.1 percent ownership stake in Enhanced Investment Technologies LLC (“INTECH”), which may be deemed to be the beneficial owner of 162,750 shares, or 0.0 percent, of the Common Stock as a result of INTECH’s role as investment adviser or sub-adviser to various investment companies. Janus Capital and INTECH do not have the right to receive any dividends from, or the proceeds from the sale of, the securities held by the investment companies and both disclaim any ownership associated with such rights.

Approval of the Directors’ Stock Plan

(Proposal 2)

During 1999, the Board of Directors formed an ad hoc committee composed of four non-employee directors to evaluate the Company’s director compensation program for outside directors in light of corporate governance principles and the desire to align the interests of the Company’s directors with those of the shareholders. The committee evaluated the Company’s annual retainer, meeting fees and retirement program, as well as director compensation programs at comparable corporations. As a result of this analysis, and the work of independent compensation consultants retained by the committee, the committee recommended, and on December 1, 1999, the Board of Directors adopted, the Directors’ Stock Plan. The Directors’ Stock Plan was recently amended and restated and is now being submitted to shareholders for approval. Your Board of Directors believes it is in the best interests of the Company and its shareholders to approve the Directors’ Stock Plan.

Summary of the Plan

The principal features of the Directors’ Stock Plan are summarized below. The summary does not contain all information that may be important to you. You should read the complete text of the Directors’ Stock Plan, which is set forth as Appendix D to this Proxy Statement.

Plan Administration.    The Directors’ Stock Plan is administered by the Board of Directors. Subject to the terms of the Directors’ Stock Plan, the Board of Directors has full power and authority to interpret and administer the plan, to determine which non-employee directors are eligible to participate in the plan, to establish amounts, types and terms of awards under the plan, and to establish rules and regulations for the administration and implementation of the plan.

Eligibility.    Participation in the Directors’ Stock Plan is available for any member of the Board of Directors who is not an employee of the Company. There are currently eight non-employee directors of the Company, and it is expected that following the election of directors at the Annual Meeting there will also be eight non-employee directors of the Company.

Shares Subject to the Plan.    The Directors’ Stock Plan provides that a total of 250,000 shares of Common Stock will be available for issuance in connection with awards under the plan; 80,386 of these shares have already been issued under the plan in the form of retainer payments made in Common Stock, Performance Restricted Stock and nonqualified stock options. If any award under the plan expires, terminates or is canceled for any reason without corresponding shares having been issued, the shares previously issuable pursuant to such an award may be re-issued under the plan.

Awards.    Generally, the Directors’ Stock Plan permits grants in cash, Common Stock, stock options or restricted stock to non-employee directors of the Company and permits a participating director to elect to receive his or her annual retainer in either cash, Common Stock or a combination thereof.

Amendment and Termination.    The Board of Directors may amend or terminate the Directors’ Stock Plan, except that no change to the plan may adversely affect the rights of an individual under any outstanding award. Any such amendment that requires shareholder approval under applicable law may not take effect until such approval is obtained.

Common Stock.    If an award or payment of retainer is to be made in Common Stock pursuant to the Directors’ Stock Plan, the number of shares is determined by dividing the amount of the award or retainer by the fair market value of the Common Stock as determined under the plan.

Stock Option Awards.    Pursuant to the terms of the Directors’ Stock Plan, the Board of Directors sets the terms and conditions of any awards of stock options, but the exercise price for such options may not be less than the fair market value of the Common Stock on the date of the award. Option awards may be exercised in either cash or Common Stock. Options are not transferable except by will or pursuant to the laws of descent and distribution.

Restricted Stock Awards.    Awards of restricted stock represent Common Stock that may not be sold, transferred, pledged, assigned or otherwise alienated except upon passage of time or satisfaction of some other condition. The recipient of an award of restricted stock may vote the shares awarded and will be entitled to the payment of dividends on the shares from the date the award is made. The recipient of an award of restricted stock shall have a nonforfeitable interest in an amount of such stock to the extent any restrictions on the stock have lapsed.

Dividend Equivalents and Interest.    If awards of Common Stock or restricted stock are granted on a deferred basis, the Board of Directors may authorize the recipient to receive a payment or credit equal to any dividend payable with respect to those shares during the deferral period.

Adjustments and Reorganizations.    In the event of any merger, reorganization, consolidation, change in control or other change in the corporate structure of the Company affecting the Common Stock, the Board of Directors may equitably adjust the number and kind of shares that may be delivered under the plan as it deems appropriate.

Federal Income Tax Consequences of Awards.    Awards in cash and Common Stock are generally taxable as compensation to the recipient at the time of payment. Awards of restricted stock do not constitute taxable income until such time as restrictions lapse with regard to any installment, unless the director elects to realize taxable ordinary income in the year of award in an amount equal to the fair market value of the restricted stock awarded, determined without regard to the restrictions. The Company generally is entitled to a deduction when income is taxable to a participant. The amount of taxable income to the participant and corresponding deduction generally is equal to the total amount of the cash and/or fair market value of the shares of Common Stock received. Any interest and/or dividend equivalents earned on awards will also be taxable as compensation to the participant and deductible by the Company at the time of payment.

A director who is awarded a stock option does not recognize taxable income at the time of award, but will recognize compensation income upon exercise of the option. The income recognized in this event is equal to the excess of the fair market value of the share upon the exercise date over the exercise price. The Company is not entitled to a deduction upon grant of such options, but is entitled to a deduction upon the exercise of these options for the amount of compensation income recognized by the director.

Other Information.    The following table sets forth the grants available under the plan for 2003.

	Dollar Value ($)
Name and Position	Retainer (a)	Equity (b)	Number of Units

Non-Executive Director Group (c)	$320,000	$480,000	30,819 (d)

(a)	Includes the full retainer amount of $40,000 per director (assuming that 100 percent of this amount is received in shares of Common Stock) for each of the eligible eight directors.
(b)	Includes the dollar value of equity grants, based on awards to the eight eligible directors valued at approximately $60,000 each.
(c)	Only non-employee directors are eligible to participate in the Directors’ Stock Plan. In 2002, there were eight non-employee directors eligible to participate in this plan, and eight non-employee directors are expected to be eligible to participate in 2003.
(d)	Assumes that each director elects to receive 100 percent of his retainer in Common Stock and assumes that the equity grant is made 66.7 percent in options and 33.3 percent in restricted shares of Common Stock. Assumes a fair market value of $56.95 for the Common Stock on the award date.

Your Board of Directors unanimously recommends that you vote FOR the approval of the Directors’ Stock Plan.

Approval of the U.K. Plan

(Proposal 3)

On October 6, 1999, the Board of Directors adopted the U.K. Plan. The purpose of the plan was to provide a tax efficient compensation program and savings plan in light of the fact that no plan similar to plans existing in the United States existed at that time in the United Kingdon. The U.K. Plan is intended to allow employees in the United Kingdom the opportunity to acquire an ownership position in the Company and more closely align their interest with the interest of the Company’s shareholders. The plan is now being submitted to shareholders for approval. Your Board of Directors believes it is in the best interests of the Company and its shareholders to approve the U.K. Plan.

Summary of the Plan

The principal features of the U.K. Plan are summarized below. The summary does not contain all information that may be important to you. You should read the complete text of the U.K. Plan, which is set forth as Appendix E to this Proxy Statement.

Plan Administration.    The U.K. Plan is administered by the Compensation Committee.

Eligibility.    Participation in the U.K. Plan may be extended to all eligible employees of General Dynamics United Kingdom Limited (“General Dynamics U.K.”), an indirect wholly-owned subsidiary of the Company. There are approximately 700 employees eligible to participate in this plan. Currently, this plan does not benefit any Named Executive Officer or other executive officer or director of the Company.

Shares Subject to the Plan.    Currently, 300,000 shares of Common Stock are available for issuance under the U.K. Plan. Of these shares, 222,263 remain available for issuance.

Benefits.    Under the U.K. Plan, a participant is invited to invest a designated amount in a savings account each month and receive a corresponding tax free bonus payment. The bonus payment is set at the outset of a participant’s savings contract. The participant may be granted an option to purchase a specified number of shares of Common Stock at an exercise price equal to not less than 80 percent of the fair market value of Common Stock as of the later of the date on which the participant is invited to participate in the U.K. Plan, or the date on which the participant is notified of the exercise price. In practice, the exercise price has historically been set at 85 percent of the fair market value. The Company may grant options that can be exercised three, five or seven years after the date of the grant. The participant may exercise his or her options but can only purchase the Common Stock with the proceeds of his or her savings account (including the tax free bonus). Alternatively, the participant may elect to take the proceeds of his or her savings contract in cash or choose to exercise only part of the option and receive the rest in cash. Benefits under the U.K. Plan depend on the participant’s election to participate and the fair market value of the Common Stock at various future dates. As a result, it is not possible to determine future benefits that will be received by participants.

Amendment and Termination.    Subject to obtaining the prior approval of Inland Revenue, the Compensation Committee may amend the U.K. Plan. The U.K. Plan will terminate on the tenth anniversary of the date of adoption, or earlier by resolution of the Compensation Committee.

Tax Consequences of Awards.    Under U.K. law, no income tax is due upon receipt of an option to purchase Common Stock under the U.K. Plan. Further, no income tax is due upon the exercise of the option by a participant unless the option is exercised within three years of its date of grant for reasons other than the death, injury, disability, layoff or retirement of the participant. If any income tax liability does arise, it will be based on the fair market value of the shares less the exercise price. If a participant exercises an option to purchase Common Stock and then sells the Common Stock, capital gains tax may be due on the proceeds of the sale. Under U.K. law, however, a certain amount of capital gains are excludable from taxable income each year. The bonus payments are tax-free, but early termination of the savings contract will lead to the savings being either subject to tax or interest or there will be no return on the savings.

Under U.K. law, the Company will be able to deduct the costs of establishing the U.K. Plan. In addition, under pending legislation, General Dynamics U.K. would be able to deduct the spread on the exercise of stock options under the U.K. Plan.

Your Board of Directors unanimously recommends that you vote FOR the approval of the U.K. Plan.

Shareholder Proposal — Poison Pills

(Proposal 4)

The Company has been advised by John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, owner of 100 shares of Common Stock, that he intends to present at the Annual Meeting the following shareholder proposal. The Company is not responsible for the accuracy or content of the proposal and supporting statement, presented below, as received from the proponent. The Company’s reasons for opposing the proposal are also presented below.

Proposal and Supporting Statement

4 — Shareholder Vote regarding Poison Pills

This topic won an average 60%-yes vote at 50 companies in 2002

This is to recommend that our Board of Directors not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

This proposal is submitted by John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278.

Harvard Report

A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company had a poison pill) was positively and significantly related to company value. This study, conducted with the University of Pennsylvania’s Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999. The report is titled, “Corporate Governance and Equity Prices,” July 2001, Paul A. Gompers, Harvard Business School.

Certain governance experts believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company.

Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

Serious about good governance

Enron and the corporate disasters that followed forced many companies to get serious about good governance. This includes a shareholder vote on poison pills. When the buoyant stock market burst, suddenly the importance of governance was clear. In a time of crises, a vigorous board can help minimize damage.

For the three years after the Business Week’s inaugural ranking of the best and worst boards appeared, the stocks of companies with the best boards outperformed those with the worse boards by 2 to 1. Increasingly, institutional investors are flocking to stocks of companies perceived as being well governed and punishing stocks of companies seen as lax in oversight.

Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org, an organization of 120 pension funds investing $1.5 trillion, called for shareholder approval of poison pills. In recent years, various companies have redeemed existing poison pills or sought shareholder approval for their poison pill. This includes Columbia/HCA, McDermott International and Airborne, Inc. Shareholders believe that our company should follow suit and allow shareholders a vote on this key issue.

To give shareholders more opportunity to monitor the governance of our company:

Allow Shareholder Vote regarding Poison Pills

Yes on 4

Statement by the Board of Directors Against the Shareholder Proposal

In 1993, the Company redeemed a shareholder rights plan (sometimes referred to as a “poison pill”) that had been adopted during the 1980s. Currently, the Company does not have a shareholder rights plan and the Board of Directors has no current plans to adopt one. Circumstances could arise in the future, however, where the adoption of such a plan would be an important mechanism for protecting the interests of the Company’s shareholders. Requiring a shareholder vote for the adoption of a rights plan might impede the ability of the Board of Directors to adopt such a plan in a timely manner in the event that it determined it was appropriate to do so to protect the interests of the Company’s shareholders.

Your Board of Directors is an independent board elected by the shareholders, and all but one of its members are outside directors who are not employed by the Company. Your directors directly or indirectly own, in the aggregate, over 18 million shares of Common Stock. The directors must act in a manner that is independent of management and sensitive to their fiduciary duties under Delaware law to represent shareholders when evaluating the merits of any acquisition proposal. Over 2,000 public companies, including more than half of the companies in the S&P 500 Index, have adopted some type of rights plan, and the Company believes there is substantial empirical evidence that a shareholder rights plan may better position a board of directors to achieve the best result for all shareholders in the event there is a bid for the Company.

In recommending a vote against the proposal, the Board of Directors has not determined that a rights plan should be adopted by the Company. Any such determination would be made only after careful deliberation, in light of all circumstances then prevailing, and in the exercise of the Board’s fiduciary duties.

Your Board of Directors unanimously recommends a vote AGAINST the shareholder proposal.

Shareholder Proposal — Offsets

(Proposal 5)

The Company has been advised by representatives of the Loretto Literary & Benevolent Institution, Loretto Motherhouse, Nerinx, Kentucky 40049, owner of 200 shares of Common Stock; the Sisters of Mercy of the Americas, 29000 Eleven Mile Road, Farmington Hills, Michigan 48336, owner of 100 shares of Common Stock; and the Marquis George MacDonald Foundation, c/o Northern Trust Bank, 1100 East Las Olas Boulevard, Ft. Lauderdale, Florida 33301, owner of 150 shares of Common Stock; that they intend to present at the Annual Meeting the following shareholder proposal. The Company is not responsible for the accuracy or content of the proposal and supporting statement, presented below, as received from the proponents. The Company’s reasons for opposing the proposal are also presented below.

Proposal and Supporting Statement

OFFSETS 2002

RESOLVED:    Shareholders request the Company to disclose all significant promises (including technology transfers), made to foreign governments or foreign firms in connection with foreign military sales, intended to offset their US dollar cost of weapons purchased by foreign nations.

WHAT ARE OFFSETS?

Offsets are agreements by U.S. military manufacturers and the U.S. government to direct some benefits — usually jobs or technology — back to the purchasing country as a condition of sale. The value of offsets sometimes exceeds the weapons’ cost.

Direct offsets transfer purchasing dollars and/or work and military technology (often through licensing or joint production) to the recipient country to produce a U.S. weapon system, its components, or sub-components.

Indirect offsets may involve investments in the purchasing country, counter-trade agreements to market foreign goods, or transfers of commercial technology.

U.S. taxpayers finance offsets by (1) paying for the research and development of weapons and (2) providing grants, loans and loan guarantees for the sale. Offsets also lead to the loss of U.S. jobs.

GENERAL DYNAMICS

In Fiscal Year 2000, General Dynamics was ranked as 5th largest Department of Defense contractor with $5.2 billion in contracts (Government Executive, Aug. 2002).

ARE OFFSET AGREEMENTS PROPRIETARY?

The U.S. arms industry guards information on offsets closely, claiming “proprietary privilege.” However, purchasing countries often disclose such information for their own political purposes, e.g., to convince their citizens that they are gaining some tangible benefits from the millions or billions of dollars spent on arms.

The proponents believe that insofar as U.S. arms manufacturers (1) engage in foreign policy by negotiating private offset agreements with foreign governments, and (2) export domestic jobs while claiming that foreign military sales create jobs, they forfeit their proprietary claims to this information. Sound public policy demands transparency and public debate on these matters.

OFFSET EXAMPLES

In 1999, two U.S. companies offered lucrative production-sharing contracts with Israeli military manufacturers, in connection with the company’s bidding on a contract with Israel.

Between 1993 and 1998 U.S. defense companies entered into new offset agreements valued at $21 billion in support of $38.5 billion worth of defense export sales. For every dollar a U.S. company received from an arms sale associated with offsets, it returned, on average, 54.5 cents worth of offset obligations to the purchasing country (“Offsets in Defense Trade, May 2001,” Commerce Department).

1998 data shows that U.S. prime defense contractors reported 41 new offset agreements valued at $1.8 billion in support of $3.1 billion in export contracts.

The 1999 Commerce Department Report had concluded: “offsets provide substantial benefits to foreign firms, and in the process deny business to otherwise competitive U.S. firms.”

ARMS EXPORTS DON’T CREATE JOBS

The faith-based proponents submit this resolutions for Board consideration because arms exports do not create jobs. Current weapons proliferation and the export of jobs and technology through offsets raise profound moral and ethical, as well as fiscal, questions that shareholders should address.

Statement by the Board of Directors Against the Shareholder Proposal

With the assistance and approval of the U.S. government, the Company has participated in international sales of its products for many years. Such sales have been, and remain, licensed under U.S. policy as an act of strategic assistance to America’s allies. Increasingly over the years, the foreign governments to whom these sales have been approved have required additional participation by the seller in the form of “offset” agreements as a condition of sale in most defense-related programs. The details of these offset programs are usually confidential between the seller and the buyer. Offsets often include the transfer of technical information sufficient for the buyer to maintain and repair the equipment being purchased, or other similar commitments on the part of the seller, to include for example, some amount of “local content” in the final product being delivered. In almost all cases, the offset is a required element of the program proposal and of the sales agreement between the seller and the foreign purchaser. International programs are highly competitive in nature, and offset agreements contain much of the same extremely sensitive cost and pricing data that would support any program proposal. A strong offset program often provides the competitive difference that can enable the Company to continue to win international contracts.

The Company proposes and enters into offset programs only when it is clear that the offset requirement is reasonable and achievable from the standpoint of U.S. export law and corporate profitability. As a global enterprise the Company would be significantly damaged if it were required to disclose the proprietary and sensitive information that is at the heart of any of its international proposals, including the information contained in any related offset program. The U.S. government already requires the regular reporting of general offset activity by U.S. companies on a country by country basis, but wisely refrains from demanding specific offset program information that could cripple U.S. companies in the highly competitive international marketplace. The additional disclosure requirements of the proposal would not only harm the Company’s ability to compete for international business with regard to both domestic and foreign competitors, but could also put the Company in a position that would require it to breach confidentiality agreements that are now in place with, or may be required by, international customers.

Your Board of Directors unanimously recommends a vote AGAINST the shareholder proposal.

Other Information

Additional Shareholder Matters

If any other matters properly come before the Annual Meeting, the Proxies grant the proxy holders discretionary authority to vote on such matters, except to the extent such discretion may be limited under Rule 14a-4(c) of the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, as well as persons who are beneficial owners of more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange, and to furnish the Company with copies of these forms. To the Company’s knowledge, based solely on its review of the copies of Forms 3, 4 and 5 submitted to the Company, the Company believes that all the officers and directors of the Company complied with all filing requirements imposed by Section 16(a) of the Exchange Act during 2002. Currently, there are no persons who hold more than 10 percent of the Common Stock of the Company.

Shareholder Proposals for 2004 Annual Meeting of Shareholders

The Company’s 2002 annual meeting of shareholders was held on May 1, 2002, and the 2003 annual meeting of shareholders is scheduled to be held on May 7, 2003, which is within 30 days of the anniversary date of the 2002 annual meeting. Accordingly, assuming the Annual Meeting is held as scheduled, if you intend to present a proposal at the Company’s 2004 annual meeting of shareholders, you must provide us with the proposal no later than December 3, 2003, in order for it to be considered for inclusion in the proxy materials for the 2004 annual meeting.

If you intend to present a proposal at the Company’s 2004 annual meeting of shareholders that is not to be included in the proxy materials for the Company’s 2004 annual meeting, including any proposal for the nomination of candidates for election as directors, you must comply with the requirements set forth in the Company’s By-Laws, which require that a shareholder submit a written notice. Any such notice must be received at the Company’s principal executive offices not less than 90 days, and no more than 120 days, prior to the anniversary of the preceding year’s annual meeting, except that, in the event that the annual meeting is more than 30 days before or more than 70 days after such anniversary date or prior to public disclosure of the date of the meeting, notice of the nomination must be received no more than 120 days and not less than 90 days prior to the annual meeting and not less than the later of 90 days prior to such annual meeting or 10 days after notice or public disclosure of the meeting date. It is currently expected that the 2004 annual meeting of shareholders will be held on May 5, 2004. Therefore, the deadline for timely submission of a director nominee or a proposal by a shareholder for consideration at the annual meeting is currently expected to be between the dates of January 7, 2004, and February 6, 2004, inclusive.

Annual Report on Form 10-K

The Annual Report, consisting of portions of the Company’s Form 10-K, accompanies this Proxy Statement, but is not deemed a part of the proxy solicitation material. The Company will furnish, without charge to any shareholder, a copy of its Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission. A copy of this report may be obtained upon oral or written request to David A. Savner, Secretary, General Dynamics Corporation, 3190 Fairview Park Drive, Falls Church, Virginia 22042-4523, 703-876-3000. The Company’s Form 10-K and other public filings are also available through the Securities and Exchange Commission’s Internet web site (http://www.sec.gov).

Delivery of Documents to Shareholders Sharing an Address

In accordance with a notice sent earlier this year to eligible shareholders who share a single address where shares are held through the same nominee (e.g., all accounts are at the same brokerage firm), only one Annual Report and Proxy Statement are being delivered to that address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Annual Report and/or the Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. If you wish to receive a separate copy of the Annual Report and/or the Proxy Statement, if you wish to receive a separate annual report and/or proxy statement in the future, or if multiple copies of the Annual Report and Proxy Statement are being delivered to your address and you wish to receive a single copy of the annual report and proxy statement in the future, please phone 703-876-3000 or write to David A. Savner, Secretary, General Dynamics Corporation, 3190 Fairview Park Drive, Falls Church, Virginia 22042-4523.

Falls Church, Virginia,

April 1, 2003

APPENDIX A

AUDIT COMMITTEE

CHARTER

1.          Purpose.  The Audit Committee (the “Committee”) will assist the Board of Directors (the “Board”) in its oversight of the integrity of the financial statements of the Corporation; the qualifications and performance of the Corporation’s independent auditors; the performance of the Corporation’s internal audit function; and compliance by the Corporation with legal and regulatory requirements.

2.          Status and Membership.  (a)  The Committee will consist of at least three members of the Board who satisfy the independence and financial literacy requirements of the New York Stock Exchange and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”), and who are otherwise qualified to discharge the Committee’s responsibilities, as determined by the Board. Members of the Committee will be appointed (and may be removed) by the Board, and will serve in accordance with the By-Laws of the Corporation. The Committee will recommend to the Board, and the Board will designate, the Chair of the Committee.

(b)        At least one member of the Committee will have accounting or related financial management expertise in accordance with the requirements of the New York Stock Exchange, as determined by the Board. The Board will also determine whether any members of the Committee possess the requisite accounting or related financial management experience and expertise to qualify as an “audit committee financial expert” as defined by the Commission, and the Corporation will make the disclosures required by the rules and regulations of the Commission with respect to such matters.

(c)        It is the intention of the Corporation that members of the Committee will not simultaneously serve on the audit committee of more than one other public company.

3.          Meetings.  The Committee will meet at least quarterly and as often as it determines appropriate to carry out its responsibilities. The Committee will also meet periodically with management, the internal auditors and the Corporation’s independent auditors in separate executive sessions. The Chair of the Committee, in consultation with the other Committee members, will determine the frequency and length of the meetings and will set agendas consistent with this charter.

4.          Oversight of the Independent Auditors.  (a)  The Committee will have sole authority to retain and terminate the Corporation’s independent auditors, and the independent auditors will report directly to the Committee. The Committee will be responsible for the compensation and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or related work.

(b)        The Committee will evaluate the independent auditors’ qualifications, performance and independence at appropriate intervals. The evaluation will include such matters as the Committee deems appropriate and may include a review of matters related to the independent auditors’ internal quality-control procedures, as well as an evaluation of the senior members of the audit team and any relationships between the independent auditors and the Corporation. To the extent it deems appropriate, the Committee will also review with the independent auditors the scope and staffing of the audit, as well as any problems or difficulties encountered during the audit, and management’s response thereto. The Committee may also establish policies as it deems appropriate for the Corporation’s hiring of current or former employees of the independent auditors.

5.          Preapprovals.  The Committee will adopt appropriate procedures to ensure that all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by the independent auditors are approved by the Committee in accordance with the requirements of the New York Stock Exchange and any other applicable legal and regulatory requirements. Subject to the foregoing, the Committee may form subcommittees and delegate authority hereunder as it deems appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that any decisions of any such subcommittee to grant preapprovals must be presented to the full Committee at its next meeting. The Committee may consult with management regarding these matters but may not delegate this authority to management.

6.          Internal Auditors.  The Committee will take such actions as it deems advisable in connection with the evaluation of the performance, responsibilities, budget and staffing of the Corporation’s internal audit function, as well as the internal audit plan. The Committee will review such matters with the independent auditors and will also review any significant reports to management prepared by the internal auditing department, as well as management’s responses thereto.

7.          Financial Statements, Disclosure and other Compliance Matters.  The Committee will review and discuss the Corporation’s financial statements with management and the independent auditors, and as the Committee otherwise deems appropriate or necessary. Such review will comply with all applicable requirements of the New York Stock Exchange and any other applicable legal or regulatory requirement, and may include matters relating to the financial statements including the Corporation’s practices regarding earnings press releases, the effect of regulatory and accounting initiatives and any off-balance sheet structures of the Corporation. The Committee will recommend to the Board whether the audited financial statements should be included in the Corporation’s
Form 10-K.

8.          Communications with Auditors.  Prior to filing a report of the independent auditors with the Commission, the Committee will also discuss with the independent auditors:

(a)	all critical accounting policies and practices;
(b)	all material alternative treatments of financial information within generally accepted accounting principals that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditors;
(c)	other material written communications between the independent auditors and management;
(d)	all matters required to be discussed with the Committee by the independent auditors pursuant to Statement on Auditing Standards No. 61; and
(e)	such other matters as the Committee deems appropriate.

9.          Internal Controls.  The Committee will review and may take appropriate action with respect to any disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q with respect to any significant deficiencies in the design or operation of internal controls or material weaknesses therein, and any irregularities involving management or other employees with a significant role in such controls and procedures.

10.        Risk Assessment and Management.  To the extent appropriate to comply with the requirements of the New York Stock Exchange or otherwise, the Committee will periodically review and may take appropriate action with respect to the Corporation’s policies and practices with respect to risk assessment and risk management.

11.        Receipt of Complaints.  The Committee will establish such procedures as it deems appropriate or as are required pursuant to the rules and regulations of the Commission or otherwise regarding the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

12.        Proxy Report.  The Committee will prepare and approve the audit committee report included in the Corporation’s annual proxy statement.

13.        Self-Evaluation.  The Committee will conduct such self-evaluations as it deems appropriate, including to satisfy any applicable requirements of the New York Stock Exchange and any other legal or regulatory requirements.

14.        Reporting to the Board.  The Committee will report to the Board as it deems appropriate, and as the Board may request.

15.        Retention of Advisors.  The Committee will obtain advice and assistance from such internal and external advisors as it deems appropriate in connection with the discharge of its duties. The Committee will have sole authority to determine and approve related fees and retention terms for any such advisors, who will be compensated by the Corporation.

16.        Corporation Policies.  The Committee will monitor management’s implementation of the policies, practices and programs of the Corporation in the following areas:

(a)	the Corporation’s Standards of Business Ethics and Conduct Program;
(b)	equal employment;
(c)	employee rights;
(d)	employee safety and health standards;
(e)	product and plant safety;
(f)	environmental matters; and
(g)	community relations and affairs.

17.        Other Activities.  The Committee will perform such other activities consistent with this charter, the Corporation’s By-Laws, governing law, the rules and regulations of the New York Stock Exchange and such other requirements applicable to the Corporation as the Committee or the Board deem necessary or appropriate.

18.        Limitation of Audit Committee’s Role.  It is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principals. This is the responsibility of management and the independent auditors of the Corporation. Members of the Committee should not be assumed to be accounting experts, and are not deemed to have accepted a duty of care greater than other members of the Board.

19.        Committee Charter.  The Committee will periodically review this charter and will recommend any changes to the Board as the Committee deems appropriate, including to satisfy any applicable requirements of the New York Stock Exchange and any other legal or regulatory requirements. A copy of this charter will be made available on the Corporation’s website at www.generaldynamics.com.

Effective: March 5, 2003

APPENDIX B

COMPENSATION COMMITTEE

CHARTER

1.        Purpose.  The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) determines the compensation of the Chief Executive Officer and other officers of the Corporation, approves and administers all incentive compensation plans of the Corporation that affect employees subject to its review, assists the Corporation in connection with management succession planning, and generally supports the Board in carrying out its overall responsibilities relating to executive compensation.

2.        Status and Membership.  The Committee will consist of at least three members of the Board who satisfy the independence requirements of the New York Stock Exchange and are qualified to discharge the Committee’s responsibilities, as determined by the Board. It is intended that each member of the Committee will satisfy the “Non-Employee Director” definition contained in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and that at least two members will also satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, as amended. Members of the Committee will be appointed (and may be removed) by the Board, and will serve in accordance with the By-Laws of the Corporation. The Committee will recommend to the Board, and the Board will designate, the Chair of the Committee.

3.        Meetings.  The Committee will meet as often as it determines is appropriate to carry out its responsibilities. The Chair of the Committee, in consultation with the other Committee members, will determine the frequency and length of the meetings and will set agendas consistent with this charter.

4.        Authority and Responsibilities.  In furtherance of the Committee’s purpose, and in addition to any other responsibilities which may be properly assigned by the Board, the Committee will have the following authorities and responsibilities:

(a)        The Committee will review and approve the compensation for the Chief Executive Officer and the Corporation’s officers. In doing so, the Committee will evaluate their performance in light of goals and objectives identified by the Committee and such other factors as the Committee deems appropriate in the best interests of the Corporation and in satisfaction of any applicable requirements of the New York Stock Exchange and any other legal or regulatory requirements.

(b)        The Committee may review and recommend for Board approval (or approve, where applicable) the adoption and amendment of the Corporation’s director and executive officer incentive compensation and equity-based plans.

(c)        The Committee may administer the Corporation’s incentive compensation and equity-based plans which are to be administered by the Committee or a committee of independent directors, and may approve such awards thereunder as the Committee deems appropriate.

(d)        The Committee will establish, review and monitor succession plans for the Chief Executive Officer and the Corporation’s other senior executives.

(e)        The Committee will prepare and approve the report on executive compensation included in the Corporation’s annual proxy statement.

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(f)        The Committee should be consulted with respect to any employment agreements, severance agreements or change of control agreements that are entered into between the Corporation and any key officer.

(g)        The Committee may obtain advice and assistance from such internal and external advisors as it deems appropriate in connection with the discharge of its duties. The Committee will have authority to determine and approve related fees and retention terms for any such advisors, who will be compensated by the Corporation.

(h)        To the extent not otherwise inconsistent with its obligations and responsibilities, the Committee may form subcommittees and delegate authority hereunder as it deems appropriate.

(i)        The Committee will conduct such self-evaluations as it deems appropriate, including to satisfy any applicable requirements of the New York Stock Exchange and any other legal or regulatory requirements.

(j)        The Committee will report to the Board as it deems appropriate, and as the Board may request.

(k)        The Committee will perform such other activities consistent with this charter, the Corporation’s By-Laws, governing law, the rules and regulations of the New York Stock Exchange and such other requirements applicable to the Corporation as the Committee or the Board deem necessary or appropriate.

5.        Committee Charter.  The Committee will periodically review this charter and will recommend any changes to the Board as the Committee deems appropriate, including to satisfy any applicable requirements of the New York Stock Exchange and any other legal or regulatory requirements. A copy of this charter will be made available on the Corporation’s website at www.generaldynamics.com.

Effective: March 5, 2003

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APPENDIX C

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

CHARTER

1.        Purpose.  The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) will assist the Board in identifying qualified individuals to serve as Board members, recommending committee assignments and responsibilities to the Board, evaluating Board and management effectiveness, developing and recommending to the Board corporate governance guidelines, and generally advising the Board on corporate governance and related matters.

2.        Status and Membership.  The Committee will consist of at least three members of the Board who satisfy the independence requirements of the New York Stock Exchange and are qualified to discharge the Committee’s responsibilities, as determined by the Board. Members of the Committee will be appointed (and may be removed) by the Board, and will serve in accordance with the By-Laws of the Corporation. The Committee will recommend to the Board, and the Board will designate, the Chair of the Committee.

3.        Meetings.  The Committee will meet as often as it determines is appropriate to carry out its responsibilities. The Chair of the Committee, in consultation with the other Committee members, will determine the frequency and length of the meetings and will set agendas consistent with this charter.

4.        Authority and Responsibility.  In furtherance of the Committee’s purpose, and in addition to any other responsibilities which may be properly assigned by the Board, the Committee will have the following authorities and responsibilities:

(a)        The Committee will recommend to the Board as director nominees individuals with the highest degree of personal and professional integrity. Director nominees will have demonstrated exceptional ability and judgment, and will be chosen with the primary goal of ensuring that the entire Board collectively serves the interests of the shareholders. Due consideration will be given to assessing the qualifications of potential nominees and any potential conflicts with the Corporation’s interests. The Committee will also assess the contributions of the Corporation’s incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Committee members may take into account such factors as they determine appropriate, including recommendations made by the Chief Executive Officer.

(b)        The Committee will advise the Board on the appropriate structure and operations of all committees of the Board, including committee member qualifications. The Committee may review and recommend to the Board committee assignments, including additional committee members to fill vacancies as needed.

(c)        The Committee may obtain advice and assistance from such internal and external advisors as it deems appropriate in connection with the discharge of its duties, and will have the authority to retain any search firm to be used to identify director candidates on behalf of the Corporation. The Committee will have sole authority to determine and approve related fees and retention terms for any such advisors, who will be compensated by the Corporation.

(d)        The Committee will develop and recommend to the Board corporate governance guidelines that comply with all applicable legal and regulatory requirements. Such guidelines will be periodically updated as the Committee deems appropriate.

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(e)        The Committee will make recommendations to the Board regarding orientation for new directors, as well as continuing education for all directors.

(f)        The Committee will monitor developments, trends and best practices in corporate governance, and take such actions in accordance therewith as it deems appropriate.

(g)        To the extent not otherwise inconsistent with its obligations and responsibilities, the Committee may form subcommittees and delegate authority hereunder as it deems appropriate.

(h)        The Committee will report to the Board as it deems appropriate, and as the Board may request.

(i)        The Committee will lead a self-evaluation process for the Board and each of its committees (including the Committee) as it deems appropriate, including to satisfy any applicable requirements of the New York Stock Exchange and any other legal or regulatory requirements.

(j)        The Committee will perform such other activities consistent with this charter, the Corporation’s By-Laws, governing law, the rules and regulations of the New York Stock Exchange and such other requirements applicable to the Corporation as the Committee or the Board deem necessary or appropriate.

5.        Committee Charter.  The Committee will periodically review this charter and will recommend any changes to the Board as the Committee deems appropriate, including to satisfy any applicable requirements of the New York Stock Exchange and any other legal or regulatory requirements. A copy of this charter will be made available on the Corporation’s website at www.generaldynamics.com.

Effective: March 5, 2003

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APPENDIX D

GENERAL DYNAMICS CORPORATION

NON-EMPLOYEE DIRECTORS 1999 STOCK PLAN

(as amended and restated effective December 4, 2002)

1.	Purpose. This plan is an amendment and restatement of the General Dynamics Corporation Non-Employee Directors 1999 Stock Plan (the “Plan”). The purpose of the Plan is to provide General Dynamics Corporation (the “Company”) with an effective means of attracting, retaining, and motivating directors of the Company.

2.	Eligibility. Any member of the Board of Directors of the Company (the “Board”) who is not an employee of the Company (an “Eligible Director”) is eligible to participate in the Plan.

3.	Administration. The Plan shall be administered by the Board. Except as otherwise expressly provided in the Plan, the Board shall have full power and authority to interpret and administer the Plan, to determine the Eligible Directors to receive awards and the amounts, types and terms of the awards, to adopt, amend, and rescind rules and regulations, and to establish terms and conditions, not inconsistent with the provisions of the Plan, for the administration and implementation of the Plan, provided, however, that the Board may not, after the date of any award, make any changes that would adversely affect the rights of a recipient under such award without the consent of the recipient. The determination of the Board on all matters shall be final and conclusive and binding on the Company and all participants.

4.	Awards. Awards may be made by the Board in such amounts as it shall determine in cash, in the Company’s common stock, par value $1.00 per share (“Common Stock”), in options to purchase Common Stock (“Stock Options”), or in shares of Common Stock subject to certain restrictions (“Restricted Stock”), or any combination thereof. Further, an Eligible Director’s annual retainer may also be paid under the Plan in either cash or Common Stock or in a combination thereof, as the Eligible Director may elect. There shall be 250,000 shares of Common Stock available for issuance in connection with awards under the Plan. If any award under the Plan shall expire, terminate, or be canceled for any reason without having been vested or exercised in full, the corresponding number of shares which were reserved for issuance in connection therewith shall again be available for the purposes of the Plan. Shares available under the Plan may be authorized and unissued shares or may be treasury shares.

5.	Common Stock. In the case of awards or payments of retainers in Common Stock, the number of shares shall be determined by dividing the amount of the award or retainer elected to be received in Common Stock by the average of the highest and lowest quoted selling prices of the Company’s Common Stock on the New York Stock Exchange on the date of the award or retainer. The average is referred to throughout this Plan as the “fair market value.”

6.	Dividend Equivalents and Interest.

a.	Dividends. If any award in Common Stock or Restricted Stock is to be paid on a deferred basis, the recipient may be entitled, on terms and conditions to be established by the Board, to receive a payment of, or credit equivalent to, any dividend payable with respect to the number of shares of Common Stock or Restricted Stock which, as of the record date for the dividend, has been awarded or made payable to the recipient but not delivered.

b.	Interest. If any award in cash is to be paid on a deferred basis, the recipient may be entitled, on terms and conditions to be established by the Board, to accrue interest on the unpaid amount.

7.	Restricted Stock Awards.

a.	General. Restricted Stock represents awards made in Common Stock in which the shares granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated except upon passage of time, or upon satisfaction of other conditions, or both, in every case as provided by the Board. The recipient of an award of Restricted Stock shall be entitled to vote the shares awarded and to the payment of dividends on the shares from the date the award of shares is made; and, in addition, all Special Distributions (as defined in Section 9 hereof) thereon shall be credited to an account similar to the Account described in Section 9. The recipient of an award of Restricted Stock shall have a nonforfeitable interest in amounts credited to such account in proportion to the lapse of restrictions on the Restricted Stock to which such amounts relate. For example, when restrictions lapse on 50 percent of the Restricted Stock granted in an award, the holder of such Restricted Stock shall have a nonforfeitable interest in 50 percent of the amount credited to his account which is attributable to such Restricted Stock. The holder of Restricted Stock shall receive a payment in cash of any amount in his account as soon as practicable after the lapse of restrictions relating thereto.

b.	Restricted Stock Performance Formula. Awards of Restricted Stock may be granted pursuant to the formula described in this Section, referred to herein as the “Restricted Stock Performance Formula.” The Board shall make an initial grant of shares of Restricted Stock (the “Initial Grant”). At the end of a specified performance period (determined by the Board), the number of shares in the Initial Grant shall be increased or decreased, based on the increase or decrease in the fair market value of a share of Common Stock during the performance period, by a number of shares equal to (a) the excess of the fair market value of a share of Common Stock on the last day of the performance period over the fair market value of a share of Common Stock on the grant date multiplied by (b) the number of shares of Restricted Stock subject to the Initial Grant and divided by (c) the fair market value of a share of Common Stock on the last day of the performance period. The number of shares of Common Stock so determined is added to (in the case of a higher fair market value) or subtracted from (in the case of a lower fair market value) the number of shares of Restricted Stock to be earned at that time. Once the number of shares of Restricted Stock has been adjusted, restrictions will continue to be imposed for a period of time determined by the Board.

8.	Stock Option Awards.

a.	Type of Options. Options shall be in the form of options which do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

b.	Purchase Price. The purchase price of the Common Stock under each option shall be determined by the Board, but shall not be less than 100 percent of the fair market value of the Common Stock on the date of the award of the option.

c.	Terms and Conditions. The Board shall establish (i) the term of each option, (ii) the terms and conditions upon which and the times when each option shall be exercised, and (iii) the terms and conditions under which options may be exercised after termination as an Eligible Director for any reason for periods not to exceed three years after such termination.

d.	Purchase by Cash or Stock. The purchase price of shares purchased upon the exercise of any stock option shall be paid (i) in full in cash, (ii) in whole or in part (in combination with cash) in full shares of Common Stock owned by the optionee and valued at fair market value on the date of exercise, or (iii) as otherwise as the Board may approve, all pursuant to procedures approved by the Board.

e.	Transferability. Options shall not be transferable other than by will or pursuant to the laws of descent and distribution. During the lifetime of the person to whom an option has been awarded, it may be exercisable only by such person or one acting in his stead or in a representative capacity. Upon or after the death of the person to whom an option is awarded, an option may be exercised by the optionee’s legatee or legatees under his last will, or by the option holder’s personal representative or distributee’s executive, administrator, or personal representative or designee in accordance with the terms of the option.

9.	Adjustments for Special Distributions. The Board shall have the authority to change all Stock Options granted under this Plan to adjust equitably the purchase price thereof and the number and kind of shares or other property subject thereto to reflect a special distribution to shareholders or other extraordinary corporate action involving distributions or payments to shareholders (collectively referred to as “Special Distributions”). In the event of any Special Distribution, the Board may cause to be created a Special Distribution account (the “Account”) in the name of the individual to whom Stock Options have been granted hereunder (sometimes herein referred to as a “Grantee”) to which shall be credited an amount determined by the Board, or, in the case of non-cash Special Distributions, make appropriate comparable adjustments for, or payments to or for the benefit of, the Grantee.

Amounts credited to the Account in accordance with the preceding rules shall be credited with interest, accrued monthly, at an annual rate equal to the higher of Moody’s Corporate Bond Yield Average or the prime rate in effect from time to time, and such interest shall be credited in accordance with rules to be established by the Board. Notwithstanding the foregoing, at no time shall the Board permit the amount credited to the Grantee’s Account to exceed 90 percent of the purchase price of the Grantee’s outstanding Stock Options to which such amount relates. To the extent that any credit would cause the Account to exceed that limitation, such excess shall be distributed to the Grantee in cash.

Amounts credited to the Grantee’s Account shall be paid to the Grantee or, if the Grantee is deceased, his or her beneficiary at the time that the Stock Options to which it relates are exercised or expire, whichever occurs first.

The Account shall for all purposes be deemed to be an unfunded promise to pay money in the future in certain specified circumstances. As to amounts credited to the Account, a Grantee shall have no rights greater than the rights of a general unsecured creditor of the Company, and amounts credited to the Grantee’s Account shall not be assignable or transferable other than by will or the laws of descent and distribution, and such amounts shall not be subject to the claims of the Grantee’s creditors.

10.	Adjustments and Reorganizations. The Board may make such adjustments to awards granted under the Plan (including the terms, exercise price, and otherwise) as it deems appropriate in the event of changes that impact the Company, the Company’s share price, or share status.

In the event of any merger, reorganization, consolidation, Change of Control (as defined in Section 11 below), recapitalization, separation, liquidation, stock dividend, stock split, extraordinary dividend, spin-off, split-up, rights offering, share combination, or other change in the corporate structure of the Company affecting the Common Stock, the number and kind of shares that may be delivered under the Plan shall be subject to such equitable adjustment as the Board, in its sole discretion, may deem appropriate. The determination of the Board on these matters shall be final and conclusive and binding on the Company and all Eligible Directors. Except as otherwise provided by the Board, all authorized shares, share limitations, and awards under the Plan shall be proportionately adjusted to account for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split, stock dividend, reverse stock split, or any similar reorganization or event.

11.	Change of Control. Notwithstanding any provision of the Plan to the contrary, immediately prior to the occurrence of a Change of Control (as defined below), (a) each Option granted under the Plan and outstanding at such time shall become fully vested and immediately exercisable, (b) all restrictions on outstanding shares of Restricted Stock shall immediately lapse and such shares shall become nonforfeitable and (c) each Eligible Director shall become fully vested in, and entitled to a payment or distribution in respect of, any cash or shares, whether vested or unvested, that may be credited under the Plan to his or her account (including, but not limited to, his or her Account as defined in Section 9 above). For purposes of applying the Restricted Stock Performance Formula applicable to awards of Restricted Stock, each uncompleted performance period shall be deemed fully completed on the third business day preceding the date upon which the Change of Control occurs.

“Change of Control” means any of the following events:

a.	An acquisition (other than directly from the Company) of any voting securities of the Company by any Person (as used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and including any “group” as such term is used in such sections) who immediately after such acquisition is the Beneficial Owner (as used in Rule 13d-3 promulgated under the Exchange Act) of 40 percent or more of the combined voting power of the Company’s then outstanding voting securities; provided that, in determining whether a Change of Control has occurred, voting securities which are acquired by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary of the Company (as defined below), (ii) the Company or any Subsidiary of the Company, (iii) any Person that, pursuant to Rule 13d-1 promulgated under the Exchange Act, is permitted to, and actually does, report its beneficial ownership of voting securities of the Company on Schedule 13G (or any successor Schedule) (a “13G Filer”) provided that, if any 13G Filer subsequently becomes required to or does report its Beneficial Ownership of voting securities of the Company on Schedule 13D (or any successor Schedule) then such Person shall be deemed to have first acquired, on the first date on which such Person becomes required to or does so file, Beneficial Ownership of all voting securities of the Company Beneficially Owned by it on such date, (iv) any Person in connection with a Non-Control Transaction (as hereinafter defined), or (v) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities, will not constitute an acquisition which results in a Change of Control.

b.	Consummation of:

(i)	a merger, consolidation, or reorganization involving the Company or any direct or indirect Subsidiary of the Company, unless:

(A)	the stockholders of the Company immediately before such merger, consolidation, or reorganization will own, directly or indirectly, immediately following such merger, consolidation, or reorganization, at least 50 percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization (the “Surviving Company”) or any parent thereof in substantially the same proportion as their ownership of the voting securities of the Company immediately before such merger, consolidation, or reorganization; and

(B)	the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute a majority of the members of the Board of Directors of the Surviving Company or any parent thereof; and

(C)	no Person (other than the Company, any Subsidiary of the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Schedule 13G Filer, the Surviving Company, any Subsidiary or parent of the Surviving Company, or any Person who, immediately prior to such merger, consolidation, or reorganization, was the Beneficial Owner of 40 percent or more of the then outstanding voting securities of the Company) is the Beneficial Owner of 40 percent or more of the combined voting power of the Surviving Company’s then outstanding voting securities.

A transaction described in clauses (A) through (C) above is referred to herein as a “Non-Control Transaction;”

(ii)	the complete liquidation or dissolution of the Company; or

(iii)	a sale or other disposition of all or substantially all of the assets of the Company to an entity (other than to an entity (A) of which at least 50 percent of the combined voting power of the outstanding voting securities are owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the voting securities of the Company, (B) a majority of whose board of directors is comprised of individuals who were members of the Board immediately prior to the execution of the agreement providing for such sale or other disposition and (C) of which no Person (other than the Company, any Subsidiary of the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company or any of its Subsidiaries, any Schedule 13G Filer, the Surviving Corporation, any Subsidiary or parent of the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization, was the Beneficial Owner of 40 percent or more of the then outstanding voting securities of the Company) has Beneficial Ownership of 40 percent or more of the combined voting power of the entity’s outstanding voting securities).

c.	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by Company stockholders, was approved by a vote of two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (including, but not limited to, a consent solicitation).

d.	Notwithstanding the foregoing, a Change of Control will not be deemed to occur solely because any Person (a “Subject Person”) acquires Beneficial Ownership of more than the permitted amount of the outstanding voting securities of the Company as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting securities which increases the percentage of the then outstanding voting securities Beneficially Owned by the Subject Person, then a Change of Control will be deemed to have occurred.

“Subsidiary” means any corporation with respect to which another specified corporation has thepower under ordinary circumstances to vote or direct the voting of sufficient securities to elect a majority of the directors.

12.	Tax Withholding. In the event that federal, state or local tax laws provide withholding requirements that apply to Eligible Directors, the Company shall withhold amounts paid under the Plan as required by any such law.

13.	Expenses. The expenses of administering the Plan shall be borne by the Company.

14.	Amendments. The Board shall have complete power and authority to amend the Plan, provided that the Board shall not amend the Plan in any manner that requires shareholder approval under applicable law or the listing requirements of the New York Stock Exchange without such approval. No amendment to the Plan may, without the consent of the individual to whom the award shall theretofore have been awarded, adversely affect the rights of an individual under the award.

15.	Effective Date of the Plan. The Plan became effective on December 1, 1999, the date of its adoption by the Board. This amended and restated Plan became effective on December 4, 2002, the date of its adoption by the Board, and applies to all Awards outstanding hereunder as of such date.

16.	Termination. The Board may terminate the Plan or any part thereof at any time, provided that no termination may, without the consent of the individual to whom any award shall theretofore have been made, adversely affect the rights of an individual under the award.

17.	Other Actions. Nothing contained in the Plan shall be deemed to preclude other compensation plans which may be in effect from time to time or be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company (a) to award options for proper corporate purposes otherwise than under the Plan to an employee or other person, firm, corporation, or association, or (b) to award options to, or assume the option of, any person in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business and assets (in whole or in part) of any person, firm, corporation, or association.

APPENDIX E

GENERAL DYNAMICS UNITED KINGDOM

SHARE SAVE PLAN

Inland Revenue Reference: SRS2411

Adopted by the Company on 6 October 1999

Approved by the Inland Revenue on 15 October 1999

1.    Definitions

In these Rules the following words and expressions shall have, where the context so admits, the following meanings:

“Accounting Period”	—	an accounting reference period of the Company;

“Act”	—	the Income and Corporation Taxes Act 1988;

“Acquiring Company”	—	where the conditions of paragraph 15 of Schedule 9 are met, such company as shall be at any time the “acquiring company” as defined in that paragraph;

“Adoption Date”	—	the date on which the Plan is adopted by a resolution of the Board;

“Announcement Date”	—	the date on which the results of the Company are announced for any period;

“Application”	—	an application for an Option in the form as approved by the Committee from time to time;

“Approval Date”	—	the date upon which the Board of Inland Revenue approves the Plan;

“Associated Company”	—	has the same meaning as the expression bears in paragraph 23 of Schedule 9 by virtue of section 187(2) of the Act;

“Auditors”	—	the auditors for the time being of the Company (acting as experts and not as arbitrators);

“Board”	—	the board of directors of the Company or a duly constituted committee thereof at which a quorum is present;

“Bonus Date”	—

where repayments under the relevant Savings Contract are taken as including the Maximum Bonus, the earliest date on which the Maximum Bonus is payable and in any other case the earliest date on which a bonus is payable under the relevant Savings Contract;

“Committee”	—

the Compensation Committee of the Board of Directors of the Company comprising two or more members of the Board of Directors, all of whom shall be “non-employee directors” or the Board of Directors of any Participating Company to which such authority is delegated by the Compensation Committee;

“Company”	—	General Dynamics Corporation or save for Rules 2,3,4,5 and 10.2

	(i)	the Acquiring Company; or
	(ii)	some other company falling within sub-paragraph (b) or sub-paragraph (c) of paragraph 10 of Schedule 9 over whose shares a New Option has been granted;

“General Dynamics United Kingdom”	—	General Dynamics United Kingdom Limited company number 1911653;

“Common Stock”	—	General Dynamics Corporation Common Stock;

“Control”	—	has the same meaning as in section 840 of the Act;

“Date of Grant”	—	the date on which an Option is, was or is to be granted under the Plan, pursuant to Rule 4.1, or on which an Option is or was treated as being granted pursuant to Rule 4.3;

“Dealing Day”	—	a day on which The New York Stock Exchange is open for the transaction of business;

“Eligible Employee”	—	any employee or director of any Participating Company who:

(a)	(i)	in the case of a director, normally devotes more than 25 hours per week to his duties (exclusive of meal breaks);
	(ii)	is chargeable to tax in respect of his employment or office under Case I of Schedule E; and
	(iii)	is employed by any Participating Company on the date on which the Committee grants an Option pursuant to Rule 4.1 below;

(b)	has been nominated by the Committee either individually or as a member of a category of directors or employees for participation in the Plan;

(c)	is not prohibited from participating by the provisions of Paragraph 8 of Schedule 9 (whether falling within (a) or (b) above);

“Exercise Price”	—

the amount as determined by the Board and expressed in dollars, which a Participant shall pay to acquire Common Stock on the exercise of an Option being, subject to Rule 4.3 and Rule 8 not less than 80% or other such percentage as is for the time being permitted by statute or other statutory provision of Fair Market Value of Common Stock on the day the Invitation was issued pursuant to Rule 2 if the Exercise Price is specified in the Invitation or, if the Exercise Price is notified to the Eligible Employees after the Invitations are issued but before the Options are granted in accordance with rule 2,2, on the date the Eligible Employees are so notified;

“Fair Market Value”	—

on any day an amount equal to the closing middle market quotation of Common Stock on the New York Stock Exchange for the immediately preceding Dealing Day or if on that day the Shares are not so listed, the market value of Common Stock determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed with Shares Valuation Division on or before that day;

“Group”	—	the Company and its Subsidiary companies and the phrase “Group Company” shall be construed accordingly;

“Group Employee”	—	a director or employee of any Group Company;

“Injury or Disability”	—	the cessation of employment or office by reason of injury or disability provided the Committee are satisfied, on production of such evidence as it may reasonably require:

	(i)	that the individual has ceased to exercise and, by reason of injury or disability, is incapable of exercising that office or employment; and
	(ii)	that the individual is likely to remain so incapable for the foreseeable future;

“Invitation”	—	a letter of invitation to participate in the Plan in a form approved by the Committee from time to time;

“Invitation Period”	—	subject to Rule 10.6 any time following the Approval Date;

“Maximum Bonus”	—	the bonus payable to the Participant at the maturity of a Savings Contract which matures after seven years;

“New Option”	—

an option over shares meeting the requirements of sub-paragraphs 15(3)(a) to (d) of Schedule 9, granted in consideration for the release of a Subsisting Option within the “appropriate period” (as defined by paragraph 15(2) of Schedule 9);

“Nominated Savings Authority”	—	the savings authority or the savings authorities (as the case may be) nominated by the Company for the purposes of the Plan;

“Option”	—	a right to purchase Common Stock granted or to be granted pursuant to Rules 4.1, 4.2 or 4.3;

“Option Certificate”	—	an option certificate in a form approved by the Committee from time to time;

“Participant”	—	a person who has been granted an Option or (where the context admits) his legal personal representative(s);

“Participating Company”	—	any Group Company nominated by the Committee to participate in the Scheme from time to time;

“Recognised Exchange”	—	a recognised stock exchange within the meaning of section 841 of the Act or a recognised investment exchange within the meaning of the Financial Services Act 1986;

“this Plan”	—	the General Dynamics United Kingdom Share Save Plan constituted and governed by the Rules with, and subject to any amendments thereto properly effected;

“Redundancy”	—	the cessation of employment or office by reason of redundancy within the meaning of the Employment Rights Act 1996;

“Retirement”	—

the cessation of employment or office by reason of retirement either at the Specified Age or any other age at which the individual is bound to retire in accordance with the terms of his contract of employment;

“Rules”	—	the rules of the Plan as the same may be amended from time to time and “Rule” shall be construed accordingly;

“Savings Contract”	—

a 3 or 5 or 7 year contract under a certified contractual savings scheme (within the meaning of section 326 of the Act) entered into by an Eligible Employee with a Nominated Savings Authority and which has been approved by the Board of Inland Revenue for the purposes of Schedule 9;

“Schedule 9”	—	Schedule 9 to the Act;

“Specified Age”	—	age 65;

“Standard 3 Year Bonus”	—	the bonus payable to the Participant under a Savings Contract which matures after three years;

“Standard 5 Year Bonus”	—	the bonus payable to the Participant under a Savings Contract which matures after five years;

“Subsidiary”	—	a company which is under the Control of the Company and which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985;

“Subsisting Option”	—	an Option which has been granted and which has not lapsed, been surrendered, renounced or been exercised in full.

In these Rules, except insofar as the context otherwise requires:

(i)	words denoting the singular shall include the plural and vice versa;
(ii)	words importing a gender shall include every gender and references to a person shall include bodies corporate and unincorporated and vice versa;
(iii)	reference to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or re-enacted and shall include any orders, regulations, instruments or other sub-ordinate legislation made under the relevant enactment;
(iv)	words have the same meanings as in Schedule 9 unless the context otherwise requires; and
(v)	headings and captions are provided for reference only and shall not be considered as part of the Plan.

2.    Invitation to apply for Options

The Committee may during any Invitation Period but not later than the tenth anniversary of the Adoption Date invite every Eligible Employee by issuing an Invitation to apply for the grant of an

Option, providing that at the intended Date of Grant the Common Stock satisfies the conditions of paragraphs 10 to 14 inclusive of Schedule 9.

Each Invitation shall specify:

(i)	the date, being not less than 14 days after the issue of the Invitation, by which an application must be made;
(ii)	whether or not the Eligible Employee may take out a 3 or 5 year Savings Contract;
(iii)	the Exercise Price or that the Exercise Price will be notified to Eligible Employees at a reasonable time prior to the closing date for Applications;
(iv)	whether or not for the purpose of determining the number of shares of Common Stock over which an Option may be exercised, the repayment under the Savings Contract is to be taken:

(a)	as including the Maximum Bonus;

(b)	as including only the Standard 5 Year Bonus or the Standard 3 Year Bonus;

(c)	as not including a bonus;

(v)	the maximum permitted aggregate monthly savings contribution being the lesser of the maximum amount specified in Paragraph 24 of Schedule 9 or such other maximum as may be determined by the Committee, and be permitted by the Board of the Inland Revenue pursuant to Schedule 9 and by the Nominated Savings Authority;

and the Committee may determine and include in the Invitations details of the maximum value on the date of the issue of the Invitation of shares of Common Stock over which Options may be granted on that occasion and a statement that in the event of excess Applications, each Application may be scaled down in accordance with the Rules.

Each Invitation shall be accompanied by an Application which shall provide for the applicant to state:

(i)	the monthly savings contribution being a multiple of £1 and not less than £5 which he wishes to make under the related Savings Contract;
(ii)	whether or not he wishes to take out a 3 or 5 year Savings Contract;
(iii)	that his proposed monthly savings contribution, when added to any monthly savings contributions then being made under any other Savings Contract will not exceed the maximum permitted aggregate monthly savings contribution specified in the Invitation;
(iv)	his election as to whether for the purpose of determining the maximum value of shares of Common Stock over which an Option is to be granted, the repayment under the Savings Contract is to be taken as including the Maximum Bonus, the Standard 5 Year Bonus, or the Standard 3 Year Bonus or as not including a bonus;

and shall authorise the Committee to enter on the Savings Contract such monthly savings contributions, not exceeding the maximum stated on the Application, as shall be determined pursuant to Rule 3 below.

Each Application shall be deemed to be for an Option to acquire such number of shares of Common Stock as can be bought at the Exercise Price with the repayment under the related Savings Contract.

3.    Scaling Down

If the Committee receives valid Applications over an aggregate value of Common Stock which exceeds the amount stated pursuant to Rule 2.2 or any limitation determined pursuant to Rule 5 below in respect of Invitations issued on any day, then the following steps shall be carried out successively to the extent necessary to eliminate the excess:

(i)	the excess over £5 of the monthly savings contribution chosen by each applicant shall be reduced pro rata to the extent necessary;
(ii)	each election for a Maximum Bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for the Standard 5 Year Bonus to be included;
(iii)	each election for a Standard 5 Year Bonus or a Standard 3 Year Bonus to be included in the repayment under the Savings Contract shall be deemed to be an election for the bonus to be excluded;
(iv)	applications will be selected by lot, each based on a monthly savings contribution of £5 and the inclusion of no bonus in the repayment under the Savings Contract.

If after applying the provisions of Rule 3.1(i) to (iii) inclusive the value of Common Stock available is still insufficient to enable an Option based on monthly savings contributions of £5 to be granted to each Eligible Employee who made a valid Application the Committee may, as an alternative to selecting by lot as in (iv) above, determine in its absolute discretion that no Options shall be granted.

If the Committee so determines the provision in Rule 3.1(i) to (iv) inclusive may be modified or applied in any manner as may be agreed in advance with the Inland Revenue.

Each Application shall be deemed to have been modified or withdrawn in accordance with the application of the foregoing provisions and the Committee shall complete each Savings Contract proposal form to reflect any reduction in monthly savings contributions resulting therefrom.

4.    Grant of Options

Within 30 days of the first day by reference to which the Fair Market Value of the Common Stock is determined (or within 42 days of that day when Rule 3 applies and Options cannot be granted within the 30 day period), the Committee shall grant to each applicant who is still an Eligible Employee and is not precluded from participation in the Plan by virtue of Paragraph 8 of Schedule 9 an Option over such number of shares of Common Stock as can be purchased on the date of exercise of that Option with the repayment under the relevant Savings Contract.

If the Company is prevented by statute, order, regulation or government directive from granting Options within any such periods, then the Committee may grant Options within twenty one days of the lifting of such restrictions providing the grant takes place not more than 30 days following the date on which Fair Market Value was determined for the purposes of the Option grant in question or not later than 42 days following the date Fair Market Value was determined if Applications have been scaled down pursuant to Rule 3.1.

Where the circumstances noted in Rule 7.4 apply New Options may be granted within the terms of paragraph 15(1) Schedule 9 in consideration for the release of Options previously granted under this Plan. Such New Options are deemed to be equivalent to the old Options and to have been granted within the terms of this Plan.

No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall be void ab initio. Each Option Certificate shall carry a statement to this effect. For the avoidance of doubt, this Rule 4.4 shall not prevent the Option of a deceased Participant being exercised by his personal representative(s) within the terms of these Rules.

As soon as possible after Options have been granted the Committee shall issue an Option Certificate specifying the Date of Grant and the Exercise Price.

5.    Limitations on Grant

Before Invitations are issued on any occasion, the Committee may determine a limit on the value of shares of Common Stock which are to be available in respect of that issue of Invitations.

6.    Exercise of Options

Subject to each of the succeeding sections of this Rule 6 and Rule 9 any Subsisting Option may be exercised by the Participant or, if deceased, by his personal representatives in whole or in part at the time of or at any time following the occurrence of the earliest of the following events:

(i)	the Bonus Date;
(ii)	the death of the Participant;
(iii)	upon the Participant ceasing to be a Group Employee where that cessation was by reason of Injury, Disability, Redundancy or Retirement;
(iv)	an opportunity to exercise the Option pursuant to Rule 7;
(v)	upon the Participant ceasing to be a Group Employee, where that cessation was by reason only that the Company has ceased to have Control of such company, or that the office or employment relates to a business or part of a business which is transferred to a person who is neither an Associated Company of the Company nor a company of which the Company has Control.

No Option may be exercised by a Participant at any time when he is, or by the personal representatives of an individual who at the date of his death was, precluded by paragraph 8 of Schedule 9 from participating in the Plan.

An Option shall lapse and become thereafter incapable of exercise on the earliest of the following events:

(i)	except where the Participant has died, the expiry of six months following the Bonus Date;
(ii)	where the Participant has died within six months following the Bonus Date, the first anniversary of the Bonus Date;
(iii)	where the Participant has died before the Bonus Date, the first anniversary of his death;
(iv)	unless the Participant has died, on the expiry of six months after the Option has become exercisable by virtue of Paragraph (iii) or (v) of Rule 6.1;
(v)	immediately following the Participant ceasing to be a Group Employee save when the Participant ceases to be a Group Employee in the circumstances in Rule 6.1 (ii), (iii), (iv) and (v) above, and save when the Participant ceases to be a Group Employee but continues to be an employee or director of any Associated Company or company of which the Company has Control;
(vi)	the expiry of six months after the Option has first become exercisable in accordance with Rule 7;

(vii)	the Participant being adjudicated bankrupt;
(viii)	upon the Participant giving notice, (or under the terms of his Savings Contract being deemed to have given notice), to the Nominated Savings Authority that he intends to stop paying monthly contributions under his Savings Contract prior to the date upon which a right to exercise the Option shall arise;
(ix)	on the winding up other than a voluntary winding up of the Company; and
(x)	six months following a voluntary winding up of the Company.

If a Participant continues to be employed by a Group Company after the date on which he reaches the Specified Age he may exercise any Subsisting Option within six months following that date.

No person shall be treated for the purposes of this Rule 6 as ceasing to be a Group Employee until he is no longer a director or employee of the Company, and Associated Company of the Company or a company of which the Company has Control.

7.    Take-overs, Reconstructions and Liquidations

If any person obtains Control of the Company as a result of making:

(i)	a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by him) which is unconditional or which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or
(ii)	a general offer to acquire all the shares (other than shares which are already owned by him) in the Company which are of the same class as Common Stock subject to a Subsisting Option then the Committee shall notify all Participants as soon as is practicable of the offer in accordance with Rule 10.4. Any Subsisting Option may be exercised from the date of the receipt of that notification up to the expiry of a period ending six months from the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

If under Section 425 of the Companies Act 1985 it is proposed that the Court sanctions a compromise or arrangement likely to affect or apply to Common Stock (or similar circumstances occur which are acceptable to the Inland Revenue) then the Company shall give notice thereof to all Participants at the same time as it sends notices to members of the Company calling the meeting to consider such a compromise or arrangement. Any Subsisting Option may be exercised by a Participant subject to the terms of this Rule before the expiry of six months from the date on which the Court sanctions such compromise or arrangement. Subject to Rule 7.6, at the end of the relevant period an unexercised Option shall lapse.

If any person becomes bound or entitled to acquire Common Stock under sections 428 to 430 of the Companies Act 1985 (or similar circumstances occur which are acceptable to the Inland Revenue) any Subsisting Option may be exercised at any time when that person remains so bound or entitled.

If as a result of the events specified in Rules 7.1 or 7.2 an Acquiring Company has obtained Control of the Company, or if an Acquiring Company has become bound or entitled as mentioned in Rule 7.3, the Participant may, if the Acquiring Company so agrees, release any Subsisting Option he holds in consideration for the grant of a New Option.

A New Option issued in consideration of the release of an Option shall be evidenced by an Option Certificate which shall import the relevant provisions of these Rules.

A New Option shall, for all other purposes of this Plan, be treated as having been acquired at the same time as the corresponding released Option.

If a resolution is passed at a general meeting for the voluntary winding-up of the Company, an Option shall notwithstanding Rule 6.1(i) be exercisable in whole or in part for a period of six months after which the Option shall to the extent unexercised thereupon lapse.

An Option whether or not exercisable prior to or as a result of the occurrence of an event specified in Rules 7.1, 7.2, 7.3 or 7.5 shall if an event so specified occurs lapse in accordance with the relevant sub-rule of Rule 7, or if earlier, as determined by Rule 6.3 (i) to (x). Where prior to the date an Option lapses there occurs one or more further events specified in Rules 7.1, 7.2, 7.3 or 7.5 an Option shall lapse on the earlier of the date determined by the preceding part of this Rule 7.6 and the date of lapse relevant to the further event or events.

For the purpose of this Rule 7 other than Rule 7.4 a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

The exercise of an Option pursuant to the preceding provisions of this Rule 7 shall be subject to the provisions of Rule 9.

A New Option shall not be exercisable by virtue of the event pursuant to which it was granted.

8.    Variation of Share Capital

In the event of any variation of the share capital of the Company affecting the Common Stock, including, but without prejudice to the generality of the preceding words, any capitalisation or rights issue or any consolidation, sub-division or reduction of capital by the Company, the number and nominal amount of Common Stock subject to any Option and the Exercise Price may be adjusted by the Committee in such manner as the Auditors confirm in writing to be, in their opinion, fair and reasonable provided that:

(i)	the aggregate amount payable on the exercise of an Option in full is neither materially changed nor increased beyond the expected repayment under the Saving Contract at the Bonus Date;
(ii)	at any time when the Plan remains approved by the Inland Revenue no adjustment shall take effect without the prior approval of the Board of Inland Revenue; and
(iii)	at any time when the Plan remains approved by the Inland Revenue following the adjustment the Common Stock shall continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9.

Such variation shall be deemed to be effective, once Inland Revenue approval has been given, from the record date at which the respective variation applied to other stock of the same class as Common Stock. Any Options exercised within that period shall be treated as exercised with the benefit of the variation confirmed by the Auditors.

If an adjustment is made pursuant to Rule 8.1 above with the intention that the Plan shall cease to be approved by the Inland Revenue, the Company shall immediately notify the Inland Revenue.

The Committee shall take such steps as it considers necessary to notify Participants of any adjustment made under Rule 8.1 and may call in, cancel, endorse, issue or reissue any Option Certificate consequent upon such adjustment.

9.    Manner of Exercise of Options

No Option may be exercised whilst the Plan is approved by the Inland Revenue unless the Common Stock satisfies the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9.

An Option may only be exercised over as a maximum, the number of shares of Common Stock which may be acquired with the sum obtained by way of payment under the related Savings Contract converted into US dollars at the exchange rate prevailing on the day preceding the date on which the Option is exercised.

An Option shall be exercised by the Participant, or as the case may be by his personal representatives, delivering notice in writing to the Committee, detailing the number of shares of Common Stock in respect of which he wishes to exercise the Option accompanied by the appropriate payment (which shall not exceed the sum obtained by way of repayment under the related Savings Contract) or authority to the Company to withdraw and apply monies from the Savings Contract to acquire the Common Stock over which the Option is to be exercised and the relevant Option Certificate and shall be effective on the date of its receipt by the Committee. The Group Company which employs the Participant shall meet or procure the meeting of any stamp duty liability on the exercise of an Option.

Where an Option is exercised, the number of shares of Common Stock specified in the notice of exercise given in accordance with Rule 9.3 shall be transferred to the participant within 30 days of the date of exercise and the Company shall arrange for the delivery of evidence of title thereof. Save for any rights determined by reference to a record date preceding the date of transfer, such Common Stock shall rank pari passu with the other Common Stock of the same class in issue.

When an Option is exercised only in part, it shall lapse to the extent of the unexercised balance.

For the purpose of Rules 9.2 and 9.3 above, any repayment under the Savings Contract shall exclude the repayment of any contribution the due date for payment of which falls after the date on which repayment is made unless provided for in the terms of the Savings Contract.

For so long as Common Stock is quoted on The New York Stock Exchange, the Company shall apply for Common Stock in respect of which an Option has been exercised to be quoted if it were not so quoted already.

Where Common Stock is listed or dealt in or any Recognised Exchange no Option may be exercised in contravention of any securities transactions rules of the Recognised Exchange as may from time to time be in force.

10.    Administration and Amendment

The Plan shall be administered by the Committee whose decision on all disputes shall be final save where the Rules require the concurrence of the Auditors.

The Committee may from time to time amend these Rules provided that:

(i)	no amendment shall have effect until approved by the Board of Inland Revenue whilst the Plan is and is intended to remain approved by the Inland Revenue pursuant to Schedule 9; and

(ii)	no amendment made with the intention that the Plan shall cease to be approved by the Inland Revenue shall take effect unless at the same time the Inland Revenue is notified of such amendment.

The cost of establishing and operating the Plan shall be borne by the Group Companies in such proportions as the Board shall determine.

Any notice or other communication under or in connection with the Plan may be given by the Committee either personally or by post, and to the Committee either personally or by post to the Secretary of the Committee; items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting.

The Company shall at all times keep available sufficient Common Stock to satisfy the exercise to the full extent still possible of all Subsisting Options.

The Plan shall terminate upon the tenth anniversary of the Adoption Date or at any earlier time by the passing of a resolution of the Committee. Termination of the Plan shall be without prejudice to the subsisting rights of Participants.

The rights and obligations of any individual under terms of his office or employment with any Group Company shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under the Plan as a result of such termination.

Neither the grant of an Option nor any benefit which may accrue to a Participant on the exercise of an Option shall form part of that Participant’s pensionable remuneration for the purposes of any pension scheme or similar arrangement which may be operated by any Group Company.

      Please mark your                                                      3515
[X]   votes as in this
      example.

                                                                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.                           AGAINST ITEMS 4 AND 5.

                   FOR     WITHHELD                        FOR  AGAINST  ABSTAIN                       FOR   AGAINST   ABSTAIN
1. Election of     [ ]       [ ]      2. Approval of       [ ]    [ ]      [ ]    4. Shareholder       [ ]     [ ]       [ ]
   Directors                             the Directors'                              proposal with
  (See reverse)                          Stock Plan                                  regard to
                                                                                     Poison Pills
For, except vote witheld for the
following nominee(s):
                                      3. Approval of the   [ ]    [ ]      [ ]    5. Shareholder       [ ]     [ ]       [ ]
                                         U.K. Plan                                   proposal with
_______________________________                                                      regard to Offsets

                                                                                  I WILL BE ATTENDING THE MEETING        [ ]
                                                                                  AND REQUEST AN ADMISSION CARD.

SIGNATURE(S)_________________________________ DATE _______________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS
      ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

------------------------------------------------------------------------------------------------------------------------------------
                                                  FOLD AND DETACH HERE

                                General Dynamics

Dear Shareholder,

General Dynamics Corporation encourages you to take advantage of one of the convenient ways by which you can vote your shares for matters to be covered at the 2003 Annual Meeting of Shareholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

You can vote your shares electronically through the Internet or the telephone.
This eliminates the need to return the proxy card. To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appears in the box above must be used to access the system.

          1.   To vote over the Internet:

                    o    Log on to the Internet and go to the web site
                         http://www.eproxyvote.com/gd

          2.   To vote over the telephone:

                    o    On a touch-tone telephone, call toll-free
                         1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days
                         a week Toll 1-201-536-8073

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

You can also vote by mail. To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                  Your vote is important. Thank you for voting.

                            GENERAL DYNAMICS CORPORATION

P              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 7, 2003
                     THIS PROXY IS SOLICITED ON BEHALF OF THE
R                     BOARD OF DIRECTORS OF THE CORPORATION

O   The undersigned hereby appoints NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and
    DAVID A. SAVNER, and each of them, as proxy or proxies, with the power of
X   substitution, to vote all shares of Common Stock, par value $1.00 per share, of GENERAL DYNAMICS CORPORATION, a Delaware corporation, that the
Y   undersigned is entitled to vote at the 2003 Annual Meeting of Shareholders, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting, all as more fully described in the Proxy Statement for said
    Annual Meeting.

    1. Director Nominees:
       (01) N.D. Chabraja, (02) J.S. Crown, (03) L. Crown, (04) W.P. Fricks,
       (05) C.H. Goodman, (06) J.L. Johnson, (07) G.A. Joulwan,
       (08) P.G. Kaminski, (09) C.E. Mundy, Jr.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
    HEREIN. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING,
    THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXIES NAMED ON THE FACE
    OF THIS CARD AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF NO
    DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND
    AGAINST PROPOSALS 4 AND 5.

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                General Dynamics

                              DIRECT DEPOSIT NOTICE

General Dynamics Corporation and EquiServe remind you of the opportunity to have your quarterly dividends electronically deposited into your checking or savings account. Direct Deposit's main benefit to you is knowing that your dividends are in your account on the payable date.

                        A TOLL-FREE TELEPHONE NUMBER FOR
                  SHAREHOLDERS OF GENERAL DYNAMICS CORPORATION

            Telephone inquiries regarding your stock should be made to
         EquiServe's automated Toll-Free Telephone Response Center at:

                                 1-800-519-3111